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PROXY STATEMENT TABLE OF CONTENTS

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

PRIMORIS SERVICES CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
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2300 N. Field Street, Suite 1900
Dallas, Texas 75201
www.prim.com

Dear Stockholder:

        On behalf of the Board of Directors, I am pleased to invite you to attend the 2019 Annual Meeting of Stockholders of Primoris Services Corporation, a Delaware corporation (Nasdaq:PRIM), to be held on Friday, May 3, 2019, at 9:00 a.m., Central Time, in the Maple Room at the Ritz-Carlton Hotel, located at 2121 McKinney Avenue, Dallas, Texas 75201.

        During the Annual Meeting, we will discuss each item of business described in the accompanying Notice of the 2019 Annual Meeting of Stockholders and Proxy Statement. We encourage you to carefully read these materials and the Annual Report to Stockholders on SEC Form 10-K for the fiscal year ended December 31, 2018, a copy of which is included with the Notice and the Proxy Statement.

        Please participate in our Annual Meeting of Stockholders by signing, dating and promptly mailing your enclosed proxy card to ensure the presence of a quorum. Your vote is important, whether or not you plan to attend. I hope you will ensure that your shares are represented and voted by completing and returning the enclosed proxy card. If you plan to attend the Annual Meeting of Stockholders, you will have the right to revoke your proxy and vote in person if you so desire. If you hold your shares through an account with a broker, nominee, fiduciary or other custodian, please follow the instructions you receive from them to vote your shares.

        Thank you for your ongoing support of and continued interest in Primoris Services Corporation.

Sincerely,

Brian Pratt
 Chairman of the Board

2300 N. Field Street, Suite 1900 Dallas, Texas 75201
www.prim.com

NOTICE OF THE
2019 ANNUAL MEETING OF STOCKHOLDERS
To Be Held On May 3, 2019

April 4, 2019

To our Stockholders:

        The 2019 Annual Meeting of Stockholders of Primoris Services Corporation, a Delaware corporation, will be held on Friday, May 3, 2019, at 9:00 a.m., Central Time, in the Maple Room at the Ritz-Carlton Hotel, located at 2121 McKinney Avenue, Dallas, Texas 75201.

        Only stockholders that owned shares of our common stock at the close of business on March 29, 2019 are entitled to vote at the Annual Meeting. A list of our stockholders will be made available at our principal executive offices at 2300 N. Field Street, Suite 1900, Dallas, Texas 75201 during ordinary business hours for ten days prior to the Annual Meeting and will also be available at the Annual Meeting.

        At the Annual Meeting, we will consider the following proposals, which are described in detail in the accompanying Proxy Statement:

  1.
  to elect Stephen C. Cook and Carla S. Mashinski as directors to hold office for a one-year term expiring at the Annual Meeting of Stockholders to be held in 2020 or until a successor is elected and qualified;

  2.
  to ratify the appointment of Moss Adams LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019; and

  3.
  to transact such other business as may properly come before the Annual Meeting and all adjournments or postponements thereof.

        PLEASE VOTE PROMPTLY—YOUR PROXY IS REVOCABLE AND YOU MAY VOTE IN PERSON AT THE MEETING IF YOU WISH.

        References to "Primoris", the "Company", "we", "us" or "our" in this Notice and the accompanying Proxy Statement refer to Primoris Services Corporation and its subsidiaries and affiliates, unless otherwise indicated.

By Order of the Board of Directors,

John M. Perisich
 Executive Vice President, General Counsel and Secretary

2300 N. Field Street, Suite 1900
Dallas, Texas 75201
www.prim.com

PROXY STATEMENT

2300 N. Field Street, Suite 1900
Dallas, Texas 75201
www.prim.com

PROXY STATEMENT
FOR THE
2019 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 3, 2019

        This Proxy Statement, being mailed and made available electronically (on our Company website at www.prim.com) to stockholders on or about April 4, 2019, is being sent to you by the Board of Directors (the "Board") of Primoris Services Corporation in connection with our 2019 Annual Meeting of Stockholders (the "Annual Meeting"). The Annual Meeting will take place at 9:00 a.m. Central Time, on Friday, May 3, 2019, at the Ritz-Carlton Hotel, located at 2121 McKinney Avenue, Dallas, Texas 75201. You are cordially invited to attend the Annual Meeting and are requested to vote on the proposals described in this Proxy Statement.

Purpose of the Annual Meeting

        At the Annual Meeting, our stockholders will vote to elect Stephen C. Cook and Carla S. Mashinski as directors to hold office for a one-year term expiring at the Annual Meeting of Stockholders to be held in 2020, or until a successor is elected and qualified, and will vote to ratify the appointment of Moss Adams LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019. In addition, management will report on our performance over the last fiscal year and, following the Annual Meeting, respond to questions from stockholders.

Materials provided

        The Board is sending you this Proxy Statement and the enclosed proxy card in order to solicit your proxy to vote your shares at the Annual Meeting. As a stockholder, you are invited to attend the meeting and are entitled to vote on the items of business described in this Proxy Statement.

Annual Meeting attendance

        All stockholders as of March 29, 2019 (the "Record Date"), or their duly appointed proxies, may attend the Annual Meeting. You may need to bring personal identification. Gaining admission to the Annual Meeting depends on how your stock ownership is recorded with our transfer agent, Continental Stock Transfer & Trust Company (the "Transfer Agent"). If your stock is held in the name of a bank, broker or other holder of record and you plan to attend the Annual Meeting, please obtain proof of ownership, such as a current brokerage account statement or certification from your broker. If your stock is registered directly in your name with our Transfer Agent, all you need is proof of identity; no proof of ownership is needed.

Voting at the Annual Meeting

        Holders of our common stock ("Common Stock") as of the close of business on the Record Date will be entitled to vote at the Annual Meeting. On the Record Date, there were 50,842,902 shares of Common Stock outstanding, each of which is entitled to one vote with respect to each matter to be voted on at the Annual Meeting. There is no stockholder statutory right of appraisal or dissent with respect to any matters to be voted on at the Annual Meeting.

Quorum requirement

        The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the voting power of all outstanding shares of Common Stock entitled to vote shall constitute a quorum for the transaction of business. Proxies marked as abstaining (including proxies containing broker non-votes) on any matter to be acted upon by stockholders will be treated as present at the meeting for purposes of determining a quorum.

Stockholder of record & beneficial owner

        All stockholders are invited to attend the Annual Meeting. All shares that have been properly voted and not revoked will be voted at the Annual Meeting. Most of our stockholders hold their shares through a stockbroker, bank or other nominee rather than directly in their own name. As summarized below, there are distinctions between shares held of record and those owned beneficially.

  Stockholder of Record

        If your shares are registered directly in your name with the Transfer Agent, you are considered the stockholder of record, and these proxy materials are being sent directly to you by us. As the stockholder of record, you have the right to grant your voting proxy directly to us or to vote in person at the Annual Meeting. We have enclosed a proxy card for you to use.

        Voting in person at the Annual Meeting—You may vote in person at the Annual Meeting. If you choose to do so, please bring the enclosed proxy card and proof of identification. Even if you plan to attend the Annual Meeting, we recommend that you vote your shares in advance as described below so that your vote will be counted if you later decide not to attend the Annual Meeting.

        Voting without attending the Annual Meeting—Please complete and properly sign and date the accompanying proxy card and return it to the Transfer Agent in the accompanying pre-addressed envelope.

        Changing your vote after returning your proxy card—You can revoke your proxy before it is exercised at the meeting by:

  •
  delivering written notice of revocation of the proxy to our Secretary prior to the Annual Meeting;

  •
  executing and delivering a later dated proxy card to our Secretary; or

  •
  attending and voting by ballot in person at the Annual Meeting.

  Beneficial Owner of Shares

        If your shares are held in a stock brokerage account, by a bank or other nominee, you are considered the beneficial owner of shares held in "street name" and these proxy materials are being forwarded to you by your broker, bank or nominee who is considered, with respect to your shares, the stockholder of record. As the beneficial owner, you have the right to direct the stockholder of record how to vote your shares. Your broker, bank or nominee has enclosed a voting instruction card for your use.

        Voting without attending the Annual Meeting—Please follow the instructions provided by your broker, bank or nominee. You may vote by mail by completing, signing and dating the voting instruction card provided by your broker, bank or nominee and mailing the card to such entities in the accompanying pre-addressed envelopes.

        Changing your vote after returning your proxy card—You may submit new voting instructions by contacting your broker, bank or other nominee. You may also vote at the Annual Meeting in person by following the instructions in the next section below.

        Voting in person at the Annual Meeting—You may vote in person at the Annual Meeting by obtaining a signed "legal proxy" from the record holder (e.g., your broker, bank or nominee) prior to the meeting. Please bring your signed "legal proxy" and proof of identification to the meeting.

Required votes to approve each item

        Each outstanding share of Common Stock is entitled to one vote on each proposal at the Annual Meeting. All matters require the existence of a quorum at the Annual Meeting. All proposals require an affirmative vote of the majority of shares represented in person or by proxy. Election of Directors is determined by plurality voting. The individual receiving the largest number of votes for each position will be elected.

        In voting on Proposal 1, the election of Directors, you may vote "FOR" the nominee or your vote may be "WITHHELD" with respect to the nominee. In voting on Proposal 2, Ratification of Selection of Independent Public Accounting Firm, you may vote "FOR", "AGAINST", or "ABSTAIN" with respect to the proposal. A properly executed proxy marked "ABSTAIN" with respect to Proposal 2 will not be voted, although it will be counted for purposes of determining whether there is a quorum. An abstention on Proposal 2 will have the effect of a negative vote on that matter. If you are a beneficial owner, shares represented by broker non-votes (when the broker indicates they do not have their customer's direction on how to vote, nor has discretionary authority on how to vote) will be counted in determining whether there is a quorum but will not be counted as votes cast on any matter where the broker indicated they do not have discretionary voting authority.

Inspector of elections

        Our Executive Vice President, General Counsel and Secretary, John M. Perisich, will act as Inspector of Elections and oversee the voting results. The Inspector of Elections will also determine the presence of a quorum.

Voting results of the Annual Meeting

        We will announce preliminary voting results at the Annual Meeting and will publish final results in a Current Report on a Form 8-K filing with the Securities and Exchange Commission ("SEC") within four business days of the Annual Meeting.

Board recommendations

        The Board recommends a vote:

  •
  FOR Proposal No. 1 to elect each of Stephen C. Cook and Carla S. Mashinski as directors to hold office for a one-year term expiring at the Annual Meeting of Stockholders to be held in 2020 or until a successor is elected and qualified.

  •
  FOR Proposal No. 2 to ratify the appointment of Moss Adams LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019.

        Unless you give other instructions on your proxy card, the individual(s) named as proxy holder on the proxy card will vote in accordance with the recommendations of the Board.

Expense of soliciting proxies

        We will pay the costs for the solicitation of proxies, including the cost of preparing and mailing this Proxy Statement. Proxies are being solicited primarily by mail, but the solicitation by mail may be followed-up by solicitation in person, or by telephone or facsimile, by our regular employees without additional compensation for such proxy solicitation activity or by a proxy solicitation firm. We will reimburse brokers, banks and other custodians and nominees for their reasonable out-of-pocket expenses incurred in sending proxy materials to our stockholders.

Information about Primoris Services Corporation

        We maintain a corporate website at www.prim.com. Visitors to the Investor Relations section of our website can view and print copies of our SEC filings, including this Proxy Statement and Forms 10-K, 10-Q and 8-K. Copies of the charters for our Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee and our Code of Ethics, are also available through our website. Alternatively, stockholders may obtain, without charge, copies of all of these documents by writing to Investor Relations at the Company's headquarters. Please note that the information contained on our website is not incorporated by reference in, nor considered to be a part of, this Proxy Statement.

Documents not incorporated by reference

        The Audit Committee Report and the Compensation Committee Report are not deemed filed with the SEC and shall not be deemed incorporated by reference into any prior or future filings made by us under the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, except to the extent that we specifically, and in writing, incorporate such information by reference.

MATTERS TO COME BEFORE THE MEETING
PROPOSAL 1—ELECTION OF DIRECTORS
(Item 1 on Proxy Card)

General Information

        We currently have a classified Board consisting of eight members. Our Directors have historically been divided into three classes (Class A, Class B and Class C). Previously, directors in each class have been elected to serve for three-year terms that expire in successive years. The term of the Class B Directors, Stephen C. Cook and Carla S. Mashinski, expire at the upcoming 2019 Annual Meeting. In 2018 Primoris stockholders voted to approve the Company's proposal to declassify the Board. As the Board implements the declassification, beginning with this Annual Meeting, directors elected at this Annual Meeting will serve a one-year term expiring at the following annual meeting of stockholders and until his or her respective successor is duly elected and qualified, or until his or her earlier death, resignation, or removal. The terms of the current directors whose terms do not expire at this Annual Meeting are not affected, and those directors will continue to serve the remainder of their three-year terms for which they were elected, which terms will expire at the 2020 or 2021 annual meetings of stockholders, as applicable. The Board will be fully declassified by the 2021 annual meeting of the stockholders, with each director serving a one-year term. Six of our Directors are independent Directors as determined under Nasdaq listing rules.

        The Board of Directors' Nominating and Corporate Governance Committee recommended to the Board the nomination of Stephen C. Cook and Carla S. Mashinski, who was recently appointed by the Board, for election as directors for one-year terms expiring at the 2020 Annual Meeting, or until their successors are elected and qualified or their earlier death, resignation or removal. These recommendations were adopted unanimously by the Board. If the nominees become unavailable for any reason, or if any vacancy occurs before the election at the 2019 Annual Meeting (although we know of no reason to anticipate that this will occur), the proxies may be voted for such substitute nominees as the Board may designate.

        Each nominee has consented to being named in this Proxy Statement and has agreed to serve if elected. If a quorum is present and voting, the nominees receiving the highest number of votes will be elected as directors. Abstentions and broker non-votes have no effect on the result of the vote; however, abstentions and broker non-votes will be counted as shares present for purposes of determining the presence of a quorum.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR STEPHEN C. COOK AND CARLA S. MASHINSKI AS DIRECTORS TO HOLD OFFICE UNTIL OUR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD IN 2020 OR UNTIL THEIR RESPECTIVE SUCCESSORS ARE DULY ELECTED AND QUALIFIED OR UPON THEIR EARLIER DEATH, RESIGNATION OR REMOVAL.

Information Regarding Directors and Director Nominees

        The following table sets forth information regarding our current Directors, including the Class B Director nominees up for election at the Annual Meeting. There are no family relationships among any Directors, nominees or named executive officers of the Company. To our knowledge, there are no material proceedings to which any Director or executive officer is a party adverse to the Company or has a material interest adverse to the Company.

Name	Position with our Company	Age	Director Since
Class B Directors whose terms will expire at the 2019 Annual Meeting and are renominated for terms ending at the 2020 Annual Meeting:
Stephen C. Cook	Independent Lead Director	69	2008
Carla S. Mashinski	Independent Director	56	2019
Class C Directors whose terms will expire at the 2020 Annual Meeting:
Robert A. Tinstman	Independent Director	72	2009
David L. King	Director and Chief Executive Officer	66	2015
John P. Schauerman	Independent Director	62	2016
Class A Directors whose terms will expire at the 2021 Annual Meeting:
Brian Pratt	Director and Chairman of the Board	67	2008
Thomas E. Tucker	Independent Director	76	2008
Peter C. Brown	Independent Director	75	2009

        The person named in the enclosed proxy card will vote to elect Stephen C. Cook and Carla S. Mashinski as directors, unless you withhold this authority to vote for the election of any or all of the nominees by marking the proxy to that effect.

Director Biographies and Special Skills

Directors with Terms Expiring at the 2019 Annual Meeting (Class B)

        STEPHEN C. COOK has served as one of our Directors since July 2008 and in May 2010 was appointed by the Board as Lead Director of the Company. Since 1990 he has served as President and principal stockholder of Fieldstone Partners, a Houston, Texas-based investment banking firm focused primarily on corporate merger and acquisition advisory services. He has over 45 years of experience in the investment banking business, including 10 years with Rotan Mosle, Inc., a Texas-based regional investment firm and underwriter where he served as co-head of the corporate finance department and as a director of the firm. Mr. Cook received an A.B. in Economics from Princeton University and an M.B.A. from Harvard Business School. Mr. Cook also serves on the board of Alzeca Biosciences, Inc., Solid Surface Care, Inc. and BTU Research LLC, all privately held companies.

        We believe that Mr. Cook's qualifications to serve on our Board include his business and investment banking experience and his wealth of knowledge of mergers and acquisitions. The Board has determined that Mr. Cook meets the Nasdaq rules for independence and is therefore an independent Director.

        CARLA S. MASHINSKI was appointed a Director on March 25, 2019. Since July 2015, Ms. Mashinski has served as Chief Financial & Administrative Officer of Cameron LNG, a natural gas liquification terminal near the Gulf of Mexico. From 2014 to July 2015, she served as Chief Financial Officer and Vice President of Finance and Information Management for the North America Operation of SASOL, an international integrated energy company. From 2008 to 2014, Ms. Mashinski was employed by SBM Offshore, Inc., a provider of leased floating production systems for the offshore energy industry, serving as Vice President of Finance and Administration, U.S. Chief Financial Officer from 2008 to February 2014, and as Commercial and Contracts Manager from February to August 2014. She served as Vice President and Chief Accounting Officer and Controller of Gulfmark Offshore from 2004 to 2008. Prior to that, Ms. Mashinski held various finance and accounting positions for Duke Energy (1999-2004) and Shell Oil Company (1985-1998) or its affiliated companies. Ms. Mashinski is a certified public accountant, certified management accountant, and a certified project management professional with a B.S. degree in accounting from the University of Tennessee, Knoxville and an Executive M.B.A. from the University of Texas, Dallas.

        Ms. Mashinski currently serves on the board of Unit Corporation (NYSE:UNT), a U.S. based energy company engaged in oil and gas exploration and production, contract drilling, and gas gathering and processing. She is chair of the compensation committee and sits on the audit committee. Ms. Mashinski also serves on the board of CARBO Ceramics (NYSE:CRR), a global technology company that provides products and services to the oil & gas and industrial markets, and sits on their compensation, audit, and nominating and corporate governance committees.

        We believe that Ms. Mashinski's qualification to serve on our Board include her experience as a director of various public companies, her accounting and financial expertise as a certified public accountant, certified management accountant, and project management professional, her executive level experience with corporate financial, human resources, and information management activities, and her industry experience in strategic planning, risk management, compensation, mergers and acquisitions, joint ventures, and financial leadership. The Board has determined that Ms. Mashinski meets the Nasdaq rules for independence and is therefore an independent Director.

Directors with Terms Expiring at the 2020 Annual Meeting (Class C)

        ROBERT A. TINSTMAN was appointed a Director on December 18, 2009. Mr. Tinstman was employed by Morrison Knudsen from 1974 to 1999 and served as its President/Chief Executive Officer for the period 1995 to 1999. Mr. Tinstman was the Executive Chairman of James Construction Group from 2002 to 2007. Mr. Tinstman is a registered Professional Engineer in the state of Idaho. He graduated from University of Wisconsin, Platteville, with a B.S., Mining Engineering in 1968.

        Mr. Tinstman is also a director on the following public company boards: IDA CORP, Inc. (NYSE: IDA), where he is chairman of the board and chairman of the nominating and governance committee and Westmoreland Coal Company (OTCMKTS: WLBAQ) where he is a member of the nominating and governance committee, chairman of the compensation committee, and chairman of the operations committee.

        We believe that Mr. Tinstman's qualifications to serve on our Board include his experience as President and Chief Executive Officer of one of the largest construction companies in the United States, as well as his wealth of knowledge of business systems and construction operations. The Board determined that Mr. Tinstman meets the Nasdaq rules for independence and is therefore an independent Director.

        DAVID L. KING has served as our Chief Executive Officer since August 2015, has served as one of our Directors since May 2015, and also served as our President from August 2015 until April 2019. Mr. King directs and manages day-to-day operations of the Company. He is responsible for providing strategic leadership for the Company by working with the board of directors and the executive management team to establish long-range goals, strategies, plans and policies. Prior to that, Mr. King was our Executive Vice President, Chief Operating Officer since March 2014. Prior to joining Primoris, Mr. King spent several years at Chicago Bridge & Iron ("CB&I"), a large NYSE listed construction company that was recently acquired by McDermott International, most recently as President of Lummus Engineered Products from 2013 to March 2014. From 2010 to 2013 he was President of CB&I Project Engineering & Construction based in The Hague, Netherlands responsible for worldwide operations. From 2009 to 2010 he was Group Vice President for Downstream Operations for CB&I Lummus located in The Woodlands, Texas. Mr. King also managed and helped establish the Global Services Group for CB&I in 2008. He has extensive Engineering, Procurement, Fabrication and Construction industry experience in energy-related projects, liquefied natural gas, offshore, pipelines, refining, petrochemicals, gas processing, oil sands, synthesis gas and gas-to-liquids. Mr. King received his bachelor's degree in Mechanical Engineering from Texas Tech University, an MBA from the University of Texas, Tyler, and an Advanced Executive Management Degree from Insead University in Fontainebleau, France.

        Mr. King has a wealth of knowledge and experience in the industry and our business and has obtained in-depth knowledge of our employees, culture, competitors and the effect on our business of various government policies. We believe that his history and experience demonstrate that Mr. King is well qualified to serve on our Board.

        JOHN P. SCHAUERMAN was appointed a Director on November 15, 2016. He served as the Company's Executive Vice President of Corporate Development from February 2009 to December 2012, and was responsible for developing and integrating Primoris' overall strategic plan, including the evaluation and structuring of new business opportunities and acquisitions. Prior to that, Mr. Schauerman served as our Chief Financial Officer from February 2008 to February 2009, during which time Primoris went public through a merger with Rhapsody Acquisition Corp. He also served as a director of the Company from July 2008 to May 3, 2013 and as a director of its predecessor entity, ARB, Inc. ("ARB") from 1993 to July 2008. Mr. Schauerman joined ARB in 1993 as the Company's Senior Vice President. Previously, he served as Senior Vice President of Wedbush Morgan Securities, Inc., a regional investment bank focused on financing activities for middle market companies (n/k/a Wedbush Securities, Inc.). Mr. Schauerman served on the Boards of Directors of MYR Group (Nasdaq: MYRG) from March 2016 through November 2016; Harmony Merger Corp. (Nasdaq:HRMNU), a blank check investment company, from March 2015 through July 2017, Allegro Merger Corp (Nasdaq:ALGR), a blank check investment company from July 2018 through present, and Wedbush Securities, Inc., a leading financial services and investment firm, from August 2014 through February 2018. Mr. Schauerman is a member of the Dean's Executive Board of the UCLA School of Engineering. Mr. Schauerman holds an MBA in Finance from Columbia University, New York, and a B.S. in Electrical Engineering from the University of California, Los Angeles.

        We believe that Mr. Schauerman's qualifications to serve on our Board include his experience as a director of various public companies, his experience as chief financial officer of a construction company, his wealth of knowledge of business systems and understanding of generally accepted accounting principles, experience in analyzing financial statements, understanding of internal control over financial reporting and his understanding and knowledge of public company rules and regulations. The Board determined that Mr. Schauerman meets the Nasdaq rules for independence and is therefore an independent Director.

Directors with Terms Expiring at the 2021 Annual Meeting (Class A)

        BRIAN PRATT has been a Director and our Chairman since July 2008. He served as our President and Chief Executive Officer from July 2008 through July 31, 2015. He also holds the non-employee position of Senior Strategic Advisor. Since 1983, he served as the President, Chief Executive Officer and Chairman of the Board of Primoris and its predecessor entity, ARB, Inc. Prior to July 2008, Mr. Pratt was the majority owner of Primoris. Mr. Pratt has over 35 years of hands-on operations and management experience in the construction industry. Mr. Pratt completed four years of courses in Civil Engineering at California Polytechnic College in Pomona, California.

        Mr. Pratt has an intimate knowledge of our business, employees, culture, competitors and the effect on our business of various government policies. We believe that his long history and experience with Primoris, his ownership position in the Company and his in-depth knowledge of the construction industry demonstrate that Mr. Pratt is well qualified to serve on our Board.

        THOMAS E. TUCKER has served as one of our Directors since July 2008. He is currently Chairman of Pennhill Land Company, a real estate development and investment company, where he has worked since he founded the company in 1983. He served as a board member of RSI Holding Corporation, a privately held national manufacturer of cabinets for homes, from 2002 to November 2008. Prior to that, he served as an advisory board member of ORCO Block Company, a Southern

California manufacturer of block products, and Gemini Investors, a Boston based Investment Capital firm. Mr. Tucker received a B.S. in Business from the University of Southern California.

        We believe that Mr. Tucker's experience as a founder and executive officer of a large real estate development company, his expertise in the real estate development business and his directorships of large companies qualify him to serve on our Board. The Board determined that Mr. Tucker meets the Nasdaq rules for independence and is therefore an independent Director.

        PETER C. BROWN joined our Board on February 6, 2009. From 1974 to 2005, he served as President at Brown Armstrong Accountancy Corporation, a regional provider of tax, audit, consulting and business services headquartered in Bakersfield, California and he is a retired partner. Mr. Brown received a B.S. in Accounting from the University of Arizona. He is a member of the American Institute of Certified Public Accountants, the California Society of Certified Public Accountants and the Colorado Society of Certified Public Accountants.

        We believe that Mr. Brown's qualifications to serve on our Board include his in-depth knowledge and understanding of generally accepted accounting principles, his background in tax regulations, experience in preparing, auditing and analyzing financials statements and understanding of the responsibilities and functions of audit committees. The Board determined that Mr. Brown meets the Nasdaq rules for independence and is therefore an independent Director.

 PROPOSAL 2—RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
(Item 2 on Proxy Card)

        We are asking the stockholders to ratify the Audit Committee's selection of Moss Adams LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019. The firm is a registered public accounting firm with the Public Company Accounting Oversight Board ("PCAOB"), as required by the Sarbanes-Oxley Act of 2002 and the rules of the PCAOB. In the event the stockholders fail to ratify the appointment, the Audit Committee will reconsider this appointment. If the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of the Company and our stockholders.

        A Moss Adams LLP representative is expected to attend the 2019 Annual Meeting of the Stockholders. The representative will have an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate stockholder questions.

        The affirmative vote of a majority of the shares of Common Stock present, in person or by proxy, entitled to vote at the Annual Meeting is required to approve the ratification of the appointment of Moss Adams LLP as our independent registered public accounting firm for 2019.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF MOSS ADAMS LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2019.

CORPORATE GOVERNANCE

        We believe that effective corporate governance is an important element of our long-term success and ability to create value for our stockholders. Our Board periodically reviews our existing corporate governance policies and practices, as well as related provisions of the Sarbanes-Oxley Act of 2002, current and proposed rules of the SEC, and the corporate governance requirements of Nasdaq. Based on its review, the Board has approved charters, policies, procedures and controls that we believe promote and enhance our corporate governance, accountability and responsibility and promote a culture of honesty and integrity.

        Charters for our Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee are available on the Investor Relations section of our website at www.prim.com, and copies are available free of charge upon request to our Secretary at Primoris Services Corporation, 2300 N. Field Street, Suite 1900, Dallas, Texas 75201.

Board Independence

        The listing standards of Nasdaq require that companies have a board of directors with at least a majority of independent directors. Determining director independence requires that the Board affirmatively determine that the director has no material relationship with us, either directly or as a partner, stockholder or officer of an organization that has a relationship with us which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

        To assist it in making independence determinations, the Board has adopted independence standards, which include the standards required by Nasdaq for independent directors. Under these standards, a director is not independent if:

  •
  The director is, or has been within the last three years, one of our or our subsidiaries' employees, or the director has an immediate family member who is, or has been within the last three years, one of our executive officers;

  •
  The director has received, or has an immediate family member who has received, during any twelve-month period within the last three years, more than $120,000 in compensation from us (other than compensation for Board or Committee service, compensation to a family member who is an employee but not an executive officer, or benefits under a tax-qualified retirement plan or non-discretionary compensation);

  •
  The director is, or has a family member that is, a partner in, or a controlling stockholder or an executive officer of, any organization to which we made, or from which we received, payments for property or services in the current year or in any of the last three years, that exceed 5% of the recipient's consolidated gross revenues for that year or $200,000, whichever is greater, other than payments arising solely from investments in our securities or payments under non-discretionary charitable contribution matching programs;

  •
  The director, or an immediate family member, is currently employed, or has been employed within the last three years, as an executive officer of another company where any of our present executive officers serves or has served on that company's compensation committee; or

  •
  The director is, or has a family member, that is a current partner of our outside auditor, or was a partner or employee of our outside auditor who worked on our audit at any time during any of the past three years.

        On the basis of the Board independence standards identified above, and such other factors as the Board may consider from time to time, the Board has affirmatively determined that Messrs. Brown, Cook, Schauerman, Tinstman, Tucker and Ms. Mashinski are independent.

Board Structure and Committee Composition

        The Board has: (i) an Audit Committee, (ii) a Compensation Committee, (iii) a Nominating and Corporate Governance Committee and (iv) a Succession Planning Committee. The Board and its Committees meet throughout the year on a set schedule and also hold special meetings, both telephonically and in person, and act by written consent from time to time, as appropriate. During 2018, the Board held a total of twelve meetings, the Audit Committee held four meetings, the Compensation Committee held four meetings, the Nominating and Corporate Governance Committee held three meetings and the Succession Planning Committee held one meeting. The independent Directors meet in executive session at meetings of the Board and Committees as necessary. During the Board meetings, all of the independent Directors met in executive session without any management members four times during 2018.

        The Board has separated the roles of Chairman and CEO, with Mr. Pratt serving as our Non-Executive Chairman of the Board since August 2015, when Mr. King became our CEO. In May 2010, Mr. Cook was appointed by the Board as the Lead Director, responsible for chairing the Board meetings in the absence of the Chairman, chairing executive sessions of independent Directors, acting as the principal liaison between the Chairman and the independent Directors and serving as the contact Director for stockholders. The Board believes it should have the flexibility to establish a leadership structure that works best for the Company at a particular time, and it reviews that structure from time to time, including in the context of changes in leadership. The Board is of the view that its current leadership structure best serves the objective of effective Board oversight of management at this time and allows Mr. King to focus primarily on the operations and management of the Company, while leveraging Mr. Pratt's experience to lead the board.

        The Board and the Compensation Committee do not make decisions regarding an executive officer's compensation in the presence of such executive officer. The compensation of our Chief Executive Officer and all other executive officers is recommended to the Board of Directors for approval by the Compensation Committee. The Board of Directors act on the recommendations in a vote in which only independent Directors participate and which takes place during executive sessions of independent Board members.

        Director nominees are selected or recommended for the Board of Directors' selection by the Nominating and Corporate Governance Committee. The Board of Directors act on the recommendation in a vote in which only independent Directors participate and which takes place during executive sessions of independent Board members.

        Each Director attended all of the Board meetings held in 2018. In addition, each Director attended all of the meetings held by all Board committees on which such person served (during the periods that such person served).

        The Audit, Compensation and Nominating and Corporate Governance committees operate under written charters adopted by the Board.

        The members of the Board committees are identified in the following table:

Director(1)	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee	Succession Planning Committee
Brian Pratt				X
Peter C. Brown	Chair	X
Stephen C. Cook	X	Chair	X	X
Carla S. Mashinski
John P. Schauerman	X
Robert A. Tinstman		X	X	Chair
Thomas E. Tucker		X	Chair

(1)
Messrs. Brown, Cook, Schauerman, Tinstman, Tucker, and Ms. Mashinski are independent Directors. Ms. Mashinski joined the board on March 25, 2019.

Audit Committee

        The Audit Committee consists of three persons, all of whom are independent under the Nasdaq listing standards. Members of the Audit Committee must also satisfy additional SEC independence requirements, which provide that they may not accept directly or indirectly any consulting, advisory or other compensatory fee from the Company other than compensation in their capacity as Director, or otherwise be an "affiliated person" of us. The Board has determined that Audit Committee members Messrs. Brown (Chair), Cook, and Schauerman all satisfy the applicable SEC independence requirements. The Board has also determined that each member of our Audit Committee qualifies as independent under Rule 10A-3 of the Exchange Act.

        The Audit Committee oversees our accounting and financial reporting processes, internal control systems, independent auditor relationships and the audits of our financial statements. Among other matters, the Audit Committee's responsibilities include the following:

  •
  Selecting and hiring our independent registered public accounting firm;

  •
  Evaluating the qualifications, independence and performance of our independent registered public accounting firm;

  •
  Reviewing and approving the audit and non-audit services to be performed by our independent registered public accounting firm;

  •
  Reviewing with management and our independent registered public accounting firm the annual and quarterly financial statements. On a quarterly basis, the independent Audit Committee members meet with the auditors without the presence of management. During these independent sessions, the Audit Committee and the auditors discuss, among other things, the acceptability of the Company's accounting principles, critical accounting policies and sensitive accounting estimates;

  •
  Overseeing the administration of management's process for the design, review of adequacy, implementation and effectiveness of our internal controls established for finance, accounting, legal compliance and ethics;

  •
  Reviewing management's assessment of internal control and steps taken to monitor and control our exposure to financial risk;

  •
  Overseeing the administration of management's process of reviewing the design, adequacy, implementation and effectiveness of our critical accounting and financial policies;

  •
  Overseeing and monitoring the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to accounting matters in our financial statements; and

  •
  Reviewing and approving any material related party transactions.

        Audit Committee Financial Expert.    The Board has also determined that Mr. Brown and Mr. Schauerman are the Audit Committee "financial experts" as defined under SEC rules and regulations. Management has the primary responsibility for the preparation of the financial statements and the financial reporting processes of the Company.

        The Audit Committee Report is included on page 24.

Compensation Committee

        The members of the Compensation Committee of the Board are Messrs. Cook (Chairman), Brown, Tinstman, and Tucker. All of the members of the Compensation Committee meet the independence requirements of Nasdaq listing standards.

        The Compensation Committee monitors and assists the Board in determining compensation for our executive officers and Directors. The Board and the Compensation Committee do not make decisions regarding an executive officer's compensation in the presence of such executive officer. After the Compensation Committee analyzes compensation issues related to our Chief Executive Officer and other executive officers, it makes a recommendation to the Board's independent Directors for determination by independent Directors in a vote in which only independent Directors participate. The Compensation Committee has the following authority and responsibilities, among others, with respect to our Director and executive compensation plans:

  •
  Reviewing the goals and objectives of our executive compensation programs and recommending to the Board any changes to these goals and objectives;

  •
  Reviewing our executive compensation plans including incentive, equity-based and benefit plans, and recommending to the Board the adoption of new plans or amendments to existing plans;

  •
  Evaluating annually the performance of the Chief Executive Officer and recommending to the independent members of the Board his or her compensation level based on this evaluation;

  •
  Evaluating annually the performance of the other executive officers of the Company and its subsidiaries and recommending to the independent members of the Board the compensation level of each based on this evaluation;

  •
  Reviewing and recommending to the independent members of the Board, concurrently with the Board's Audit Committee, any employment, severance or termination arrangements made with any executive officer of the Company or its subsidiaries; and

  •
  Evaluating the appropriate level and types of compensation for Board and Committee service by non-employee Directors and recommending any changes to the Board.

        The Compensation Committee has the power to form subcommittees for any purpose that it deems appropriate and may delegate to such subcommittee such power and authority as the Compensation Committee may deem appropriate, provided it does not delegate to a subcommittee any power or authority required by any law, regulation or listing standard to be exercised by the Compensation Committee as a whole. The Compensation Committee may consider the recommendations of our Chief Executive Officer in determining the level of compensation of the executive officers of the Company and its subsidiaries. The Compensation Committee has the authority to retain such independent consultants or advisers as it deems necessary and appropriate, including compensation consultants, to advise it with respect to amounts or forms of executive or Director compensation, and may rely on the integrity and advice of any such advisers. The Compensation Committee also has the sole authority to retain a compensation consultant to assist it in carrying out its responsibilities, including the sole authority to approve the consultant's fees and other retention terms, such fees to be borne by us, and to terminate any such consultant.

        The Compensation Committee engaged Pay Governance, LLC as its independent advisor beginning in 2012. Prior to their engagement, Pay Governance did not perform any services for the Company. The Compensation Committee considered independence factors under Dodd-Frank and Nasdaq rules and concluded that the work performed by Pay Governance did not present any conflicts of interest. As requested by the Compensation Committee, Pay Governance advises and consults with the Compensation Committee on compensation issues, compensation design and trends, and keeps the Compensation Committee apprised of regulatory, legislative, and accounting developments and competitive practices related to executive compensation. Pay Governance reviews, at the direction of the Compensation Committee, compensation levels, trends and practices at the discretion of the Compensation Committee. Pay Governance does not determine the exact amount or form of executive compensation for any executive officers. See "EXECUTIVE COMPENSATION—Compensation Discussion and Analysis" on page 26. Pay Governance reports directly to the Compensation Committee, and a representative of Pay Governance, when requested, attends meetings of the Compensation Committee, is available to participate in executive sessions and communicates directly with the Compensation Committee Chair or its members outside of meetings. Pay Governance does no other work for the Company.

Compensation Committee Interlocks and Insider Participation

        No interlocking relationship exists between any member of our Board and any member of the board of directors or compensation committee of any other companies, nor has such interlocking relationships existed in the past.

Nominating and Corporate Governance Committee

        The members of the Nominating and Corporate Governance Committee are Messrs. Tucker (Chairman), Cook, and Tinstman. All of the members of the Nominating and Corporate Governance Committee meet the independence requirements of Nasdaq listing standards.

        The Nominating and Corporate Governance Committee assists the Board by identifying individuals qualified to become Directors consistent with criteria established by the Board. After the Nominating and Corporate Governance Committee identifies qualified individuals, it makes a recommendation to the Board's independent Directors. Director nominees are selected by a majority of the Board's independent Directors in a vote in which only independent Directors participate. Among other matters, the Nominating and Corporate Governance Committee's responsibilities include the following:

  •
  Evaluating the composition, size and governance of the Board and its committees and making recommendations regarding future planning and the appointment of Directors to committees of our Board;

  •
  Administering a policy for evaluating and considering nominees for election to the Board;

  •
  Overseeing the evaluation of our Board as a whole;

  •
  Reviewing our corporate governance principles and providing recommendations to the Board regarding possible changes; and

  •
  Developing and reviewing our Code of Ethics and assuring that it is appropriate for us.

Selection of Board Nominees

        In identifying Board nominees, we may consider individuals who are known to our officers or Directors, or individuals with significant industry or other relevant experience. The Nominating and Corporate Governance Committee's consideration of a candidate as a Director includes assessment of the individual's understanding of our business, the individual's professional and educational background, skills, expertise, potential time commitment, and other criteria established by the Nominating and Corporate Governance Committee from time to time.

        To provide such a contribution to us, a Director must generally possess one or more of the following, in addition to personal and professional integrity:

  •
  Experience in corporate management;

  •
  Experience in our industry;

  •
  Experience as a board member or officer of a publicly held company;

  •
  Experience in financial and accounting matters;

  •
  Expertise and experience in substantive matters related to our business; and

  •
  Practical and mature business judgment.

        The Nominating and Corporate Governance Committee has adopted its own procedures for evaluating the suitability of potential Director nominees, including qualifications for a "financial expert" and financially literate members for the Audit Committee.

Succession Planning Committee

        In May 2011, the Board of Directors established a Succession Planning Committee and appointed Mr. Tinstman as Succession Planning Committee Chair with Mr. Pratt, our Chairman, and Mr. Cook, our independent Lead Director, as members. The purpose of the Succession Planning Committee is to coordinate the efforts of the Board and executive management in establishing the processes, procedures and practices that the Board and management will use to meet their succession planning responsibilities, including succession with respect to the position of CEO. In addition, the Succession Planning Committee has established contingency plans for the departure, death or disability of our CEO.

Board Role in Risk Oversight

        Our Board is responsible for oversight of our Company's risks. As with all companies, and especially with construction companies, we face a variety of risks in our business. Many of these risks are discussed in Item 1A, "Risk Factors" in our most recent Annual Report on Form 10-K, which was filed with the SEC on February 28, 2019.

        The Board believes that having a system in place for risk management and implementing strategies responsive to our risk profile and exposures is the best way to identify in a timely manner specific material risks, but we can give no assurances that we will be able to identify or mitigate all possible risks in advance. In order to more efficiently provide oversight of these material risks, the Board has designated certain risk oversight responsibilities to relevant Board committees. The Audit Committee has the direct responsibility for risk oversight relating to accounting matters, financial reporting, enterprise, cybersecurity, legal and compliance risks. To assist in this risk oversight function, the Audit Committee obtains assistance from the following: (1) our Chief Financial Officer, who is responsible for managing our risk management function, (2) our General Counsel, who is responsible for the Company's third party insurance programs and (3) our independent registered public accounting firm. The Audit Committee meets periodically with management and the independent auditors to review financial exposures. The Compensation Committee is responsible for risks related to employment policies and our compensation and benefits systems. The Nominating and Corporate Governance Committee oversees risks associated with our Code of Conduct, including compliance with listing standards for independent Directors and committee assignments. As necessary, the committee chairmen report any risk-related matters to the full Board at Board of Directors meetings.

        While the Board is responsible for risk oversight, the day-to-day risk management is the responsibility of the operating management and executive officers. Our executive officers maintain a significant ownership interest which results in an increased level of awareness of the need of risk management and risk oversight for the long-term benefit of the Company.

Code of Ethics

        The Company has a Code of Ethics that complies with the rules and regulations adopted by the SEC and Nasdaq listing standards and are applicable to all of our Directors, officers and employees. The Code of Ethics also includes a supplement with additional policies that are applicable to the CEO, CFO and all senior financial officers of the Company. The Code of Ethics is available on the Investor Relations/Governance section of our website at www.prim.com. We intend to post amendments to, or waivers under, if any, our Code of Ethics (to the extent applicable to our Directors or Chief Executive Officer, Principal Financial Officer, or Principal Accounting Officer) at this location on our website. Among other matters, this Code of Ethics is designed to promote:

  •
  Honest and ethical conduct;

  •
  Avoidance of conflicts of interest;

  •
  Full, fair, accurate, timely and understandable disclosure in reports and documents that we file with, or submit to, the SEC and in our other public communications;

  •
  Compliance with applicable governmental laws and regulations and stock exchange rules;

  •
  Prompt internal reporting of violations of the Code of Ethics to an appropriate person or persons identified in the Code of Ethics; and

  •
  Accountability for adherence to the Code of Ethics.

Policy Regarding Director Attendance at Annual Meetings of Stockholders

        Directors are strongly encouraged to attend our Annual Meetings of Stockholders, and we currently expect all of our Directors to be in attendance at the Annual Meeting on May 3, 2019. All the Directors were in attendance at the 2018 Annual Meeting.

Stockholder Communications with the Board of Directors

        Stockholders may communicate with any of our Directors, either individually or as a group, by writing to them at Primoris Services Corporation, c/o Secretary, 2300 N. Field Street, Suite 1900, Dallas, Texas 75201. Please specify to whom your correspondence should be directed. The Secretary will promptly forward all correspondence to the Board or any specific committee member, as indicated in the correspondence, except for mass mailings, job inquiries, surveys, business solicitations or advertisements, or patently offensive or otherwise inappropriate material. Our Secretary may forward certain correspondence, such as product-related or service-related inquiries, elsewhere within the Company for review and possible response.

 CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

        Our Board has adopted a written policy requiring review, approval and ratification of any material related party transaction, including those that would require disclosure under Item 404 of Regulation S-K. All material related party transactions may be consummated and continued only if the Audit Committee has approved or ratified such transaction after a review of the relevant facts and circumstances.

        The following is a description of related party transactions to which we have been a party, in which the amount involved exceeded $120,000, other than compensation and employment arrangements described elsewhere in this Proxy Statement. The descriptions are for the annual period of 2018. We believe the terms obtained or consideration that we paid or received, as applicable, in connection with the transactions below were comparable to terms available or the amounts that would be paid or received, as applicable, in arm's length transactions with independent third parties. In addition, any new leases, extensions of lease terms and changes in lease terms or amounts must be approved in advance by the Audit Committee.

        The Company did not enter into any material related party transactions during 2018.

DIRECTOR COMPENSATION

        Directors who also are employees of the Company do not receive additional compensation for serving as Directors. Compensation for employee Directors is determined by the Board's Compensation Committee and is discussed further in the Compensation Discussion and Analysis section of this proxy.

        Current compensation for independent Directors of the Company includes the following components:

  •
  Cash payments of $35,000 made during the second and fourth calendar quarters of each year.

  •
  In lieu of cash payments for the first and third calendar quarters of each year, the Directors are issued Common Stock with an approximate aggregate value of $46,667 each. The Common Stock cannot be traded for a period of one year from the date of issuance. The number of shares is determined using the average of the closing prices of the Company's Common Stock on Nasdaq for the one-month period prior to the beginning of the quarter. The shares are issued pursuant to the Primoris 2013 Equity Incentive Plan, approved by the stockholders on May 3, 2013 ("2013 Equity Plan").

  •
  Additional annual cash compensation as follows:

  •
  $25,000 to the Chairman of the Board;

  •
  $20,000 to the Chairman of the Audit Committee

  •
  $15,000 to the Chairman of the Compensation Committee; and

  •
  $15,000 to the non-employee chairman of any other committees established by the Board of Directors.

        In addition, Directors are reimbursed for expenses incurred in connection with Board and Board Committee meetings and assignments.

        On August 5, 2015, the Board of Directors approved a four year agreement for Brian Pratt (our former CEO) as a Senior Strategic Advisor. The agreement provides for an annual fee of $325,000, medical insurance benefits equal to those provided to Company employees, Company-provided automobile insurance coverage, up to 100 hours of personal use of any Company owned or leased aircraft per year, and reimbursement of personal use of Company-paid club memberships in Dallas County, Texas and Orange County, California.

        The table below details the compensation earned by our non-employee Directors in 2018.

Non-Employee Director	Fees Earned or Paid in Cash	Stock Awards(1)	All Other Compensation(2)	Total
Peter C. Brown	$90,000	$93,334	$—	$183,334
Stephen C. Cook	85,000	93,334	—	178,334
Brian Pratt	420,000	93,334	65,737	579,071
John P. Schauerman	70,000	93,334	—	163,334
Robert A. Tinstman	85,000	93,334	—	178,334
Thomas E. Tucker	85,000	93,334	—	178,334

(1)
The non-employee Directors were each issued 1,677 shares of Common Stock in February 2018 and 1,682 shares in August 2018. The shares were issued under the 2013 Equity Plan and are subject to a one-year contractual holding requirement. The aggregate market value of the shares on the date received was $85,728 for 2018. The Company has never issued stock options as Director compensation and there were no outstanding equity awards as of March 29, 2019.

(2)
All Other Compensation amounts reflected:

a)
The value of personal use of Company aircraft by Mr. Pratt, in the amount of $59,377. The Company determined the value of personal aircraft use using the aggregate incremental cost to the Company, based on the cost of fuel, trip-related maintenance, crew travel expenses, landing fees, trip related costs and smaller variable costs. For tax purposes, income is imputed to the Director for non-business travel based on a multiple of the Standard Industry Fare Level (SIFL) rates.

b)
Payment for medical insurance benefits provided to Mr. Pratt, in the amount of $6,360, under his agreement with the Company. Mr. Pratt is not part of the Company's medical plan.

STOCK OWNERSHIP

Security Ownership of 5% or Greater Stockholders, Directors, Director Nominees and Executive Officers

        The following table sets forth information with respect to beneficial ownership of Common Stock for (a) those persons known by management of the Company to beneficially own 5% or more of our Common Stock (other than executives and Directors), (b) each Director and Director nominee, (c) the Named Executive Officers listed in the Summary Compensation Table under "Executive Compensation", and (d) all of our executive officers and Directors as a group. The information for the officers and Directors is provided as of March 29, 2019 and the information for 5% or more stockholders is as of the most recent filing with the SEC. The Company is not aware of any arrangement or pledge of Common Stock that could result in a change of control of the Company.

        Beneficial ownership is determined under the rules of the SEC and generally includes voting or investment power with respect to securities. To our knowledge, the persons named in the table have

"sole voting and investment power" and/or "shared voting and investment power", with respect to all shares of Common Stock beneficially owned, subject to community property laws where applicable.

Name	Amount and Nature of Beneficial Ownership(1)	Percentage of Common Stock Outstanding(2)
5% or Greater Stockholders (other than executives and Directors):
The Vanguard Group(3)	3,818,245	7.5%
Blackrock, Inc.(4)	2,839,156	5.6%
Van Berkom & Associates Inc.(5)	2,696,283	5.3%
Named Executive Officers and Directors:
Brian Pratt(6)	6,304,345	12.4%
Peter C. Brown	28,998	*
Stephen C. Cook	14,110	*
Carla S. Mashinski	—	*
John P. Schauerman(7)	397,742	*
Robert A. Tinstman	33,998	*
Thomas E. Tucker(8)	34,169	*
David L. King	15,171	*
Kenneth M. Dodgen	3,163	*
Thomas E. McCormick	16,213	*
John M. Perisich(9)	141,158	*
Peter J. Moerbeek	28,863	*
All Directors, nominees and executive officers as a group (13 individuals)	7,017,930	13.8%

*
Indicates beneficial ownership of less than one percent of total outstanding Common Stock.

(1)
This table lists voting securities, including shares held of record, shares held by a bank, broker or nominee for the person's interest and shares held through family trust arrangements. Unless otherwise indicated and subject to community property laws where applicable, the individuals and entities named in the table above have sole voting and investment power with respect to all shares of our stock shown as beneficially owned by them.

(2)
For each individual and group included in the table, percentage ownership is calculated by dividing the number of shares beneficially owned by such person or group plus the number of shares of Common Stock that such person or group has the right to acquire on or within 60 days after March 29, 2019 divided by the sum of the 50,842,902 shares of Common Stock outstanding on March 29, 2019, plus the number of shares of Common Stock that such person or group has the right to acquire on or within 60 days after March 29, 2019.

(3)
Based on information set forth in the Schedule 13G/A filed with the SEC on February 11, 2019, by The Vanguard Group, which has sole voting power over 71,027 shares, shared voting power over 15,034 shares, sole dispositive power over 3,735,650 shares, and shared dispositive power over 82,595 shares. The principal business address of The Vanguard Group is 100 Vanguard Blvd, Malvern, PA 19355.

(4)
Based on information set forth in the Schedule 13G filed with the SEC on February 7, 2019, by BlackRock, Inc., which has sole voting power over 2,710,600 shares and sole dispositive power over 2,839,156 shares. The principal business address of Blackrock, Inc. is 55 East 52nd Street, New York, NY 10055.

(5)
Based on information set forth in the Schedule 13G filed with the SEC on February 11, 2019, by Van Berkom & Associates Inc., which has sole voting power and sole dispositive power over 2,696,283 shares. The principal business address of Van Berkom & Associates, Inc. is 1130 Sherbrooke Street West, Suite 1005, Montreal, Quebec H3A2M8.

(6)
Includes 2,162,824 shares of Common Stock held directly by Brian Pratt and indirectly by Barbara Pratt, as the spouse of Mr. Pratt, and 97,810 shares of Common Stock owned directly by Ms. Pratt and indirectly by Mr. Pratt. Includes 847,428 shares of Common Stock held by the BLP 2018-1 Retained Annuity Trust, 847,428 shares of Common Stock held by the BLP 2018-2 Retained Annuity Trust, 926,191 shares of Common Stock held by the BLP 2018-3 Retained Annuity Trust, 926,190 shares of Common Stock held by the BLP 2018-4 Retained Annuity Trust, 321,968 shares of Common Stock held by the BLP 2018-5 Retained Annuity Trust, and 487,208 shares of Common Stock held by the BLP 2018-6 Retained Annuity Trust, each of which Mr. Pratt is the trustee.

(7)
Consists of 397,742 shares of Common Stock owned directly by the John P. Schauerman & Claudia H. Schauerman Family Trust dated August 12, 2010 and indirectly by John P. Schauerman, as trustee of the trust.

(8)
Includes 6,868 shares of Common Stock held by the Tucker Family Trust U/A dated 12/21/1998, a revocable trust, of which Thomas E. Tucker is a trustee and beneficiary and 303 shares of Common Stock held by SaraJen Capital, LLC, a California limited liability company, of which Mr. Tucker is a one-third member and sole manager with full dispositive power over such shares.

(9)
Consists of 141,158 shares of Common Stock owned directly by the Perisich Family Trust dated July 11, 2007 and indirectly by John M. Perisich, as trustee of the trust.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Exchange Act requires our officers, Directors and persons who beneficially own more than ten percent (10%) of a registered class of our equity securities to file reports of securities ownership and changes in ownership with the SEC.

        As of the date of this Proxy Statement, and based solely on our review of the copies of such reports furnished to us and written representations from our executive officers and Directors, we believe that all reports needed to be filed by current Section 16 reporting persons since January 1, 2018 were filed on a timely basis other than the following delayed filings: a Form 4 for John P. Schauerman covering shares of stock gifted; a Form 3 for Travis L. Stricker; a Form 4 for David L. King covering a common stock acquisition, a grant of Restricted Stock Units ("Units"), and 15 accruals of Dividend Equivalent Units ("DERs"); a Form 4 for Kenneth M. Dodgen covering a common stock acquisition, two grants of Units, and four accruals of DERs; a Form 4 for Thomas E. McCormick covering a common stock acquisition, a grant of Units, and eight accruals of DERs; a Form 4 for John M. Perisich covering a common stock acquisition and a grant of Units; a Form 4 for Travis L. Stricker covering a common stock acquisition and a grant of Units; and a Form 4 for Peter J. Moerbeek covering a grant of Units and 18 accruals of DERs.

 INFORMATION ABOUT AUDIT FEES AND SERVICES

Independent Registered Public Accounting Firm Fees and Services

        The following is a summary of the fees billed for professional services for the fiscal years ended December 31, 2018 and 2017:

Fee Category	Calendar Year 2018 Fees	Calendar Year 2017 Fees
Audit Fees(1)	$1,460,893	$1,131,657
Audit Related Fees(2)	170,808	306,965
Tax Fees(3)	469,728	389,347

Total Fees	$2,101,429	$1,827,969

(1)
Fees for audit services billed for each of the last two fiscal years consist of the fees associated with the annual audit and reviews of our Quarterly Reports on Form 10-Q.

(2)
Audit related fees billed in each of the last two fiscal years include proxy filings, registration statements, employee benefit plan audit, and standalone audits for Primoris subsidiaries.

(3)
Tax fees billed in each of the last two fiscal years include professional services rendered for tax compliance (preparation and review of tax returns), tax advice and tax planning.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

        The Audit Committee has adopted policies and procedures regarding the pre-approval of the performance by Moss Adams LLP of audit, audit-related and tax services, except as may otherwise be permitted by law or regulation. Moss Adams LLP has also been instructed to obtain advance approval of any other services. Each pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. Moss Adams LLP and management are required to periodically report to the Audit Committee regarding the services provided by the independent auditors in accordance with this pre-approval. All services listed above and all fees were approved in advance by the Audit Committee.

Audit Committee Report

        The following report of the Audit Committee does not constitute soliciting material and shall not be deemed filed or incorporated by reference into any other filing by us under the Securities Act or the Exchange Act, except to the extent we specifically incorporate this report by reference.

        The primary purpose of the Audit Committee is to assist the Board in fulfilling its responsibility to oversee (i) the integrity of our financial statements, (ii) the independent registered public accounting firm's qualifications, independence and performance, (iii) our accounting and financial reporting processes, (iv) our compliance with financial legal and regulatory requirements, and (v) the audits of our financial statements. The Audit Committee is directly responsible for the appointment, compensation and oversight of the work of the independent registered public accounting firm. The independent registered public accounting firm reports directly to the Audit Committee.

        Management has the primary responsibility for the preparation of the financial statements and the reporting process, as well as performing an evaluation and assessment of the effectiveness of the Company's internal control over financial reporting using the control criteria framework of the Committee of Sponsoring Organizations of the Treadway Commission (COSO 2013). Our management has represented to the Audit Committee that the consolidated financial statements for the fiscal year ended December 31, 2018 were prepared in accordance with generally accepted accounting principles and that the Company's internal control over financial reporting was effective as of December 31, 2018. In addition to its review and discussion with management of the audited consolidated financial statements and in the performance of its oversight function over internal controls, the Audit Committee reviewed and discussed with management the critical accounting policies that were applied in the preparation of our consolidated financial statements, and the process for certifications by our Chief Executive Officer and our Chief Financial Officer.

        Our independent registered public accounting firm is responsible for auditing the consolidated financial statements for the fiscal year ended December 31, 2018 and issuing an opinion on the effectiveness of the Company's internal control over financial reporting as of December 31, 2018. The Audit Committee discussed the results of the work of the independent registered public accounting firm. The Audit Committee discussed with the independent registered public accounting firm the matters required to be discussed by PCAOB AS 1301 (Communications with Audit Committees). In addition, the Audit Committee received from the independent registered public accounting firm the written disclosures required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant's communications with the Audit Committee concerning independence, and discussed with them their independence from the Company and its management. The Audit Committee also evaluated whether the independent registered public accounting firm's provision of non-audit services to us was compatible with the auditor's independence and determined it was compatible. The members of the Audit Committee met in executive session (with no management in attendance) with the independent registered public accounting firm each quarter during the year.

        The Board determined that the Audit Committee members meet the independence requirements of Rule 10A-3 of the Exchange Act and applicable Nasdaq independence rules.

        In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board, and the Board approved, the inclusion of the audited consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2018 for filing with the SEC.

Peter C. Brown (Chairman)
Stephen C. Cook
John P. Schauerman

EXECUTIVE OFFICER INFORMATION

        The executive officers of Primoris as of April 4, 2019 are as follows:

  •
  David L. King, 66, Chief Executive Officer (CEO);

  •
  Kenneth M. Dodgen, 53, Executive Vice President, Chief Financial Officer (CFO);

  •
  Thomas E. McCormick, 56, President;

  •
  John M. Perisich, 54, Executive Vice President, General Counsel and Secretary; and

  •
  John F. Moreno, Jr., 50, Executive Vice President, Chief Operating Officer

        See "Proposal 1—Election of Directors" for a description of Mr. King's business experience.

        Mr. Dodgen was named our Executive Vice President, Chief Financial Officer, effective November 7, 2018. Mr. Dodgen has served as our Senior Vice President and Corporate Controller since May 2017. Prior to that, Mr. Dodgen served as Chief Financial Officer at Baker Hill Solutions from 2016 to 2017, Chief Financial Officer at PLH Group, Inc. from 2011 to 2015, and Chief Financial Officer at Fulcrum Power Services from 2006 to 2011. From 1996 to 2006, Mr. Dodgen spent ten years in investment banking with JPMorgan and Merrill Lynch where he focused predominantly on mergers and acquisitions. Prior to investment banking, Mr. Dodgen worked for Affiliated Computer Services in Dallas, and he began his career at PricewaterhouseCoopers. Mr. Dodgen received a B.B.A. in Accounting from Texas A&M University and an M.B.A. from the Booth School of Business at The University of Chicago. He is a licensed CPA.

        Mr. McCormick was named as our President effective April 1, 2019. He previously served as our Executive Vice President, Chief Operating Officer from April 2016. He has extensive engineering & construction industry experience in projects for many energy-related end markets, including pipelines, refining, petrochemicals, gas processing, LNG, oil sands and industrial gases. Since February 2007, he has held a variety of executive positions with CB&I. Such positions included President for Oil & Gas, Senior Vice President—Gas Processing & Oil Sands, Global Vice President—Downstream Operations, and Vice President Operations. Prior to 2007, Mr. McCormick worked for more than 17 years at BE&K Engineering on a variety of heavy civil projects. Mr. McCormick has a Bachelor of Science degree in Civil Engineering from Florida State University and an Advanced Executive Management Degree from Insead University in Fontainebleau, France.

        Mr. Perisich has served as our Executive Vice President and General Counsel effective May 3, 2013. He previously served as our Senior Vice President and General Counsel from July 2008. Prior to that, he served as Vice President and General Counsel of Primoris Corporation beginning in February 2006, and previous to that was Vice President and General Counsel of Primoris Corporation and its predecessor, ARB, Inc. Mr. Perisich joined ARB in 1995. Prior to joining ARB, Mr. Perisich practiced law at Klein, Wegis, a full service law firm based in Bakersfield, California. He received a B.A. degree from UCLA in 1987, and a J.D. from the University of Santa Clara in 1991.

        Mr.Moreno was named our Executive Vice President, Chief Operating Officer, effective April 1, 2019. He has over twenty-five years' experience in the engineering and construction industry and has extensive experience in energy-related markets. Since October 2010, he has served as President of PCL Industrial Construction Co., a private, heavy industrial construction firm. Prior to that, he held a variety of positions with PCL since 2000, including Operations Manager and General Manager. Mr. Moreno has a Bachelor of Science degree in Mechanical Engineering from Georgia Institute of Technology and an M.B.A. from the Wharton School at the University of Pennsylvania.

 EXECUTIVE COMPENSATION
Compensation Discussion and Analysis

        This section discusses the oversight of our executive compensation program by the Compensation Committee of the Board of Directors and provides a discussion of the compensation earned in 2018 by our named executive officers ("NEOs"). Our NEOs for 2018 include the following:

  •
  David L. King, Chief Executive Officer;

  •
  Kenneth M. Dodgen, Executive Vice President, Chief Financial Officer;

  •
  Thomas E. McCormick, President;

  •
  John M. Perisich, Executive Vice President, General Counsel and Secretary; and

  •
  Peter J. Moerbeek, Former Executive Vice President, Chief Financial Officer.

Overview

        Our management compensation programs apply broadly to all officers and management persons at the Company with modifications to reflect the different management levels, experience levels and types of responsibilities. The Company's goal is to align compensation so that the entire management team is committed to the Company's corporate objectives of achieving both near-and long-term profitable growth.

        In overseeing the executive compensation policies and practices for the Company, the Compensation Committee recognizes two unique cultural elements associated with (1) the transition in July 2008 from a successful privately owned company to a successful publicly traded company, and (2) the major acquisitions made since becoming a publicly traded company. At the time that we became a publicly traded company, ownership was held by 42 employees, directors and associates, all of whom had purchased their ownership interest. The 2008 transaction provided many of these former owners with a significant number of shares of the publicly traded company. Similarly, our acquisitions of James Construction Group in 2009 and Rockford in 2010 involved the issuance of a significant amount of Company stock to a number of executives and managers. Many of these former owners have remained as executives and managers, and a significant portion of their personal wealth results from their ownership of our stock. This ownership has helped align the interests of many of the Company's executives and managers with those of our stockholders.

        To help maintain the ownership culture, the Compensation Committee has approved our Long-term Retention Plan ("LTR Plan") which includes the offering of discounted shares to executives and managers.

        Prior to becoming a public company, it was our practice to provide annual discretionary bonus awards based both on overall financial and non-financial performance. These discretionary awards were not tied to attaining a specific financial result; that is, there was no mathematical formula for determining bonus amounts. To date, the Compensation Committee has generally retained this practice. The Compensation Committee believes that, based on the history and culture of the Company, the discretionary approach has served to recognize performance and motivate the executive management team. The largest annual discretionary bonus amount awarded since 2008 has been $700,000.

        At the time of David L. King's promotion to CEO in August 2015, the Compensation Committee separated his total annual bonus into two parts: a performance-based formula and a discretionary amount. At the time of hiring Thomas McCormick as Chief Operating Officer in April 2016, the Compensation Committee also separated his total annual bonus into a performance-based formula and a discretionary amount.

        The Compensation Committee has determined that, as some executives' roles change and as new executives are recruited, we need to make changes that will more closely align our practices with those typically utilized by other publicly traded companies. During 2018, the Company expanded its use of equity awards within the total compensation structure for executive and senior level roles. The Compensation Committee and management are continuing to work on further enhancements to our compensation practices that we expect to go into effect in 2019, such as the establishment of a more formulaic annual incentive calculation, a more formulaic total bonus amount, and an increased emphasis on equity awards within the total compensation structure.

        Based on our overall financial performance since becoming a public company and the fact that there has been minimal turn-over at the senior and executive management levels of the Company, we believe that our current compensation practices and ownership culture have served our stockholders well.

Shareholder "Say-on-Pay" Vote

        At our Annual Meeting of Stockholders in May 2017, 92.3% of votes cast on our advisory vote on executive compensation (say-on-pay proposal) were voted in favor of the proposal, which our Compensation Committee has considered in designing and granting compensation to our NEOs. Consistent with the vote of our shareholders at our 2017 Annual Meeting on the proposed frequency for seeking advisory votes on executive compensation, we submit a say-on-pay proposal to a shareholder vote every three years.

Compensation Philosophy

        Our goal is to create an executive compensation program that will appropriately reward our executives for their roles in creating both near-term and long-term value for our stockholders without encouraging or rewarding excessive risk. The Compensation Committee is charged with reviewing our executive officers' cash compensation and equity holdings to determine whether these provide adequate incentives and motivation to our executive officers and whether they adequately compensate the executive officers relative to comparable officers in other companies within our industry in light of our performance. Our goal is to be competitive with other similarly situated companies in our industry and to attract, retain and motivate key executives.

Processes and Procedures for Determining Executive Compensation

        The following describes the roles of the key participants and sources of information in the process of setting compensation.

  The Role of the Compensation Committee

        The Compensation Committee reviews and approves compensation and benefit policies and objectives, determines whether our officers, directors and employees are generally compensated in accordance with these objectives, and carries out certain of the Board's responsibilities relating to the compensation of our executives. The Compensation Committee operates under a charter approved by the Board. All of the Compensation Committee members meet the Nasdaq independence standards, are "Non-employee" Directors as defined by the Exchange Act and are "outside Directors" as defined by Section 162(m) of the Internal Revenue Code.

        For our executives' compensation, the Compensation Committee approves the structure of the compensation program. In addition, the Compensation Committee, in coordination with the recommendations by the CEO (excluding his own), directly sets the compensation for the Company's senior officers, including all NEOs. The Compensation Committee is involved in all matters where approval is appropriate for tax or regulatory reasons.

  The Role of the Board of Directors

        The Board provides final approval of Compensation Committee compensation changes for the executive officers. This approval is obtained at an independent Director session without the presence of management Directors.

  The Role of Executives

        Our CEO is responsible for reviewing the compensation and performance of all the executive officers, other than himself. He makes recommendations to the Compensation Committee for adjustments in compensation, for annual short-term bonus amounts and for any other compensation changes. The Compensation Committee uses the CEO's recommendations and its evaluation of current individual and business performance and historical individual and business performance to review and approve annual bonus amounts. Our CEO is not present during and does not participate in the discussion of any elements of his compensation with the Compensation Committee.

        Our CFO facilitates the sharing of information among the Company, the compensation consultant and the Compensation Committee. In this role, he communicates with the compensation consultant at the direction of the Compensation Committee.

  The Role of External Advisors

        The Compensation Committee has engaged Pay Governance, LLC as an independent consulting resource to help it with its responsibilities. When requested, information and advice provided by Pay Governance may include reviews and critique of our executive compensation philosophy and strategies; a competitive analyses of competition program design; and presentations to update market trends. Pay Governance attends Compensation Committee meetings as requested by the Compensation Committee and conducts private meetings with the Compensation Committee without management representatives at the Committee's request.

  The Role of Benchmarking

        We believe that it is helpful when making compensation-related decisions to be aware of current practices at similarly situated publicly held companies in engineering, construction, and related industries. The Compensation Committee periodically considers the compensation levels at other companies in our industry. We do not view benchmarking as a stand-alone tool for setting compensation due to the aspects of our business and objectives that may be unique to us. In using its collective judgment in setting executive pay, the Compensation Committee may use benchmarking as one consideration. However, at this time the Compensation Committee's decisions are based primarily on recommendations from our CEO, the Compensation Committee's evaluation of the executive's performance, the overall Company performance and our compensation strategy. We reviewed the most recent proxy information available for the following eight publicly traded engineering and construction companies (primarily fiscal year 2017 information): EMCOR Group, Inc., Fluor Corporation, Granite Construction, Inc., KBR, MasTec, Inc., Matrix Service Company, Quanta Services, Inc., and Sterling Construction Company, Inc. Two companies previously included in our benchmarking group were not included in our 2018 group because of acquisition activity (Chicago Bridge & Iron Company was acquired by McDermott International, and our company acquired Willbros Group, Inc.). We found that our CEO's total 2018 compensation was in the lower third of the peer companies' CEOs on an absolute basis and in the lower third when total compensation was normalized for annual revenue.

Components of NEO Compensation

        The primary elements of our NEO compensation program are base salary and an annual short-term bonus. While the two primary components of NEO compensation are related, each is a distinct part of overall compensation. The NEOs also participate in the Company's LTR Plan through which each executive can accumulate equity at a discounted price.

  •
  Base salary provides a fixed level of cash compensation that recognizes the value of an individual's role in the Company. Salary is influenced by the executive's specific role and responsibilities, the executive's skill and performance and the executive's experience, as well as the executive's future potential and internal pay equity. Salary is also influenced by the Compensation Committee's view on internal equity and consistency.

  •
  Annual short-term bonuses provide a cash incentive bonus to focus executives on achieving key operational and financial objectives within a yearly time horizon and to provide a reward for annual performance results. In general, we do not have a specific award opportunity target amount, other than for Mr. King and Mr. McCormick, as described below. All of our NEOs are participants in the LTR Plan and annual bonus amounts are paid out under the terms of that Plan.

    The LTR Plan combines elements of an annual bonus and a longer-term equity opportunity with the intent to provide an incentive for continuing employment. Under terms of the LTR Plan, annual bonus amounts are paid over a two-year period with one-half of the amount payable immediately and one-half deferred for one year. The deferred amount is a general obligation of the Company, but provides no interest or other income to the participants. Except in the case of death, disability or involuntary separation from service, the deferred compensation is generally vested to the participant only if employed by the Company on the payment date of bonus amounts the following year. The amount of compensation deferred under this plan is calculated each year based on 50% of the current year bonus amount. Participation in the LTR Plan is based on the recommendation of a senior manager and approval of the CEO and is elective to each participant. Participants can voluntarily withdraw from the plan prior to the end of each calendar year.

    For the 2018 participants, the LTR Plan allows each participant the opportunity to designate 1/6 (16.67%) of their annual bonus to purchase Company Common Stock at a 25% discount to the average market price of the Company's shares for the month of December 2018, which was $21.08 per share, resulting in LTR Plan shares available for purchase at $15.81 per share. The designation must have been made prior to the end of December 2018. Discounted shares purchased cannot be sold for six months after issuance. Shares are issued under the provisions of our 2013 Equity Plan which was approved by our stockholders and adopted by the Company on May 3, 2013. For 2018, all the NEOs designated the maximum number of shares allowed under the Plan.

  •
  Benefit plans provide for opportunities to contribute to retirement savings and promote health and wellness. We have established and maintain various employee benefit plans, including medical, dental, life insurance and 401(k) plans. These plans are available to all employees and do not discriminate in favor of NEOs. From time to time, we may provide perquisites to our executives that are not available to our employees generally.

2018 Performance Highlights

        To put the compensation decisions in context, the following summarizes the Company's financial results for 2018:

  •
  Revenues increased by $559.5 million (23.5%) to $2.9 billion from 2017; operating income increased by $24.2 million (22.8%) to $130.5 million from 2017; and diluted earnings per share increased by 7.1% to $1.50 per share compared to $1.40 per share in 2017. The primary reasons for the increase in operating income and diluted earnings per share was incremental growth from acquisitions, as well as organic growth in our Utilities, Power, and Pipeline segments.

  •
  Total stockholder return for the year 2018 decreased by 29.6%. During 2018, our share price decreased from $27.19 per share at December 31, 2017 to $19.13 per share at December 31, 2018. This 29.6% price decline compared to a decline of 40.9% during the same period for the eight companies identified in the "Role of Benchmarking" section above.

  •
  In 2018, cash flow from operations was $126.8 million, a decrease of $62.1 million, compared to 2017 cash flow from operations of $188.9 million. At December 31, 2018, year-end cash and cash equivalents was $151.1 million, a decrease of $19.3 million, compared to December 31, 2017 year-end cash and cash equivalents of $170.4 million.

  •
  Total backlog increased by $160.3 million to $2.8 billion at December 31, 2018 from $2.6 billion at December 31, 2017.

Compensation Committee Pay Decisions

  2018 Base Salary Amounts

        In accordance with Company practices, base salaries for employees are reviewed annually. For the NEOs, with the exception of the CEO, the Committee reviewed the recommendations from Mr. King. The following table shows changes approved by the Compensation Committee, effective June 18, 2018:

Name	2018 Base Salary	2017 Base Salary	$ increase
David L. King	$712,400	$712,400	$—
Kenneth M. Dodgen(1)	375,000	300,000	75,000
Thomas E. McCormick	567,778	551,250	16,528
John M. Perisich	454,230	441,000	13,230
Peter J. Moerbeek	533,025	517,500	15,525

(1)
In connection with Mr. Dodgen's promotion from Senior Vice President and Corporate Controller to Executive Vice President, Chief Financial Officer in November 2018, he received a one-time base salary increase of 25%, for a new base salary of $375,000.

  2018 Annual Short-Term Bonus Amounts

  Measurable Performance Amounts

        As noted earlier, the annual bonus amounts for both Mr. King and Mr. McCormick included both a measurable performance amount and a discretionary amount. For each executive, the measurable performance amount provided a potential bonus of up to 75% of his salary. The Compensation Committee approved Mr. King's and Mr. McCormick's 2018 targets on February 21, 2018.

        For 2018, the Compensation Committee established two measurable goals for each executive. For Mr. King the goals were for earnings per share (EPS) and new business taken (as determined by ending total backlog). For Mr. McCormick, the goals were for operating income and new business taken (as determined by ending total backlog). For each executive, the targets were given equal weighting. Thus, a potential amount equal to 37.5% of the executive's annual salary could be earned upon attainment of each goal. The Compensation Committee believed that these two measures, one for current year financial performance and one related to future financial performance, would encourage the executives to improve performance on both an annual and future basis which should lead to sustained growth and enhanced shareholder value. The measure for current year financial performance for Mr. King was based on the measure most seen by investors, i.e. EPS. The measure for current year financial performance for Mr. McCormick was based on operating income, a target that best reflects his overall financial focus. For both executives, ending backlog was used as the best surrogate to measure the new business taken, which will generate future earnings.

        For each measure, the Compensation Committee established a minimum target, a maximum target and a target range between the two amounts. On attainment of the minimum target, 25% of the potential amount for the target would be earned by the executive. The remaining 75% of the potential amount would be earned on performance between the minimum and maximum amounts which was calculated on a pro-rata basis ratably for the target range.

        In establishing the minimum and maximum targets for the operating income and EPS performance goals, the Compensation Committee used the 2018 Plan that was approved by the Board of Directors. The minimum performance targets were established at 90% of the approved financial plan amounts, and the maximum performance targets were established at 110% of the approved financial plan amounts.

        To establish the minimum target for ending total backlog, the Compensation Committee used $2.6 billion. The maximum amount was $3.0 billion.

        The actual results for 2018 were as follows. The company did not attain the EPS target, attained 77.4% of the maximum operating income target, and attained 39.9% of the maximum ending backlog target.

        The measurable bonus amount for Mr. King was 21% of his average base salary, or $146,933. The measurable bonus amount for Mr. McCormick was 50% of his average base salary, or $279,903.

  Discretionary Amounts

        The Compensation Committee recognizes that historically there have been no specific targets against which to calculate annual bonus amounts for most of the executives, except for Mr. King and Mr. McCormick as discussed above. At the end of the year, the CEO and the Compensation Committee review the overall performance of the Company and the contributions made by the top executives.

        The Compensation Committee is responsible for recommending short-term bonus amounts for NEOs and other executives who could potentially be NEOs. In determining its recommendations for 2018 short-term bonus amounts for the six persons under its purview, the Compensation Committee considered the Company's specific performance as summarized in the 2018 Highlights section above, the Company's performance in comparison to its peers and the Company's progress toward attaining its strategic objectives. Consideration of the discretionary bonus amounts for each NEO, excluding the CEO, included a discussion with the CEO who made his recommendations.

        Separately, the Compensation Committee reviewed Mr. King's performance for determining the discretionary part of his bonus. In addition to the financial performance of the Company, the Compensation Committee considered non-financial measures, such as the continuing improvements in the Company's safety record during 2018, the improvements in overall risk management processes and procedures, and the successful tax planning strategies implemented in 2018. The Compensation Committee recommended a discretionary bonus amount of $700,000 for 2018.

        The Compensation Committee then met in executive session to make the NEO bonus recommendations using its judgment and experience and a comparison to prior performance and annual period levels. The Compensation Committee approved overall bonus amounts for the Company and recommended annual bonus amounts for the NEOs. These recommendations were approved by the independent Directors of the Board, voting in an executive session.

        The following table lists the discretionary bonus amounts for 2018 and 2017.

Name	2018 Bonus Discretionary Amount	2017 Bonus Discretionary Amount	$ increase (decrease)
David L. King	$700,000	$700,000	$—
Kenneth M. Dodgen	300,000	135,000	165,000
Thomas E. McCormick	400,000	500,000	(100,000)
John M. Perisich	400,000	400,000	—
Peter J. Moerbeek	400,000	400,000	—

  Equity Awards

        All of the NEOs are participants at the maximum level in the LTR Plan. The executives designated a total of $371,139 of their bonus amount to purchase 23,477 shares in total, representing approximately 21% of the total shares purchased by all participants in the LTR Plan.

Other Compensation Items

  Pay Recoupment (Clawback) Policy

        We employ the following clawback policy that applies to NEOs. If the Company is required to prepare an accounting restatement due to the material noncompliance of the Company as a result of misconduct with any financial reporting requirement under the securities laws, any participant who knowingly or through gross negligence engaged in the misconduct, or who knowingly or through gross negligence failed to prevent the misconduct, and any participant who is one of the individuals subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002, shall reimburse the Company the amount of any payment in settlement of an award earned or accrued during the twelve (12) month period following the first public issuance or filing with the SEC (whichever first occurred) of the financial document embodying such financial reporting requirement. The Board has sole discretion to make any and all decisions under this policy.

        The SEC has proposed new rules that could affect the Company's clawback policies. When the rules are finalized, the Company will update its policies to be in compliance with such rules.

  Risk Assessment

        The Compensation Committee considered the risks associated with the Company's compensation policies and practices for executive officers and determined that it did not identify any risks that are reasonably likely to have a material adverse effect on the Company. This conclusion was based on the following considerations:

  •
  Extensive stock ownership by the executive management team.

  •
  Conservative amount of the discretionary annual incentive compensation. Since 2008, the largest annual incentive award made to an individual has not exceeded $700,000.

  •
  Balanced approach to viewing Company performance and determining bonuses.

  •
  Long-term nature of the executive team evidenced by minimal turn-over in executive management over time.

  Executive Ownership Guidelines

        We encourage our executives to own Company Common Stock because we believe that stock ownership provides a strong alignment of interests between executives and stockholders. Because many of our executives were significant owners in our predecessor companies or acquired significant stock ownership at the time of an acquisition, the Compensation Committee does not believe that a specific stock ownership goal would be meaningful at this time. See "Stock Ownership" for the amount of stock beneficially owned by each NEO.

  Tax Matters

        Generally, Internal Revenue Code Section 162(m) disallows a tax deduction to public companies for compensation of certain employees over $1 million in any one year. Amendments to Section 162(m) for the Tax Cuts and Jobs Act of 2017 ("Tax Act") became effective in tax years beginning on or after January 1, 2018. As amended, Section 162(m) no longer allows performance-based compensation to be exempt from the deduction limitation. Further, for tax years beginning on or after January 1, 2018, the deduction limitation applies to compensation of a public company's CEO, CFO and each of the next three highest compensated executive officers. The Company structured the 2013 Equity Plan with the intention that certain performance awards made under the plan would qualify for tax deductibility. As a result of changes within the Tax Act, the performance awards may now be subject to the limitation along with other compensation.

Employment Agreements for Named Executive Officers

        At the time of his selection as CEO, effective August 1, 2015, the Company entered into a five year employment agreement with David L. King, setting out his annual base salary, plus a discretionary performance bonus opportunity and a measurable performance bonus opportunity, both of which can be paid in cash or discounted stock. In the event of termination without cause, by death, disability or change of control, certain severance benefits will be paid, including a lump sum payment of 100% of base salary, a pro rata portion of a bonus, up to one year of the employee's share of the premium for COBRA medical benefits, and acceleration of any shares obtained through bonus amounts.

        At the time of his hire as Chief Operating Officer, effective April 5, 2016, the Company entered into a five year employment agreement with Thomas E. McCormick, setting out his annual base salary, issuance of restricted stock units plus a discretionary performance bonus opportunity and a measurable performance bonus opportunity. In the event of termination without cause, by death, disability or change of control, certain severance benefits will be paid, including a lump sum payment of 100% of base salary, a pro rata portion of a bonus, up to one year of the employee's share of the premium for COBRA medical benefits, and acceleration of any shares obtained through bonus amounts.

        The Company has also entered into a five-year employment agreement with all of its other NEOs. The agreements set out annual base salary plus a performance bonus opportunity. In the event of termination without cause, by death, disability or change of control, certain severance benefits will be paid, including a lump sum payment of 100% of base salary, a pro rata portion of a bonus, up to one year of the employee's share of the premium for COBRA medical benefits, and acceleration of any shares obtained through bonus amounts.

        All of the employment agreements contain certain restrictive covenants that prohibit the executives from disclosing information that is confidential to us and our subsidiaries and generally prohibit them, during the employment term and for two years thereafter, from soliciting or hiring our employees or our subsidiary employees and from using our confidential information to divert any customer business from us, or to otherwise alter the manner in which a customer does business with us.

 Compensation Committee Report

        The Compensation Committee of the Board of Directors has reviewed and discussed with management the Compensation Discussion and Analysis contained in this Proxy Statement. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included herein and incorporated by reference into the Company's Annual Report on Form 10-K for the year ended December 31, 2018.

Stephen C. Cook (Chairman)
Peter C. Brown
Robert A. Tinstman
Thomas E. Tucker

Compensation Tables

        Summary Compensation Table.    The following table and accompanying notes provide summary information with respect to total compensation earned or paid by us or our subsidiaries to our NEOs.

Name and Principal Position	Year	Salary(1)	Bonus(2)	Stock Awards(3)	All Other Compensation(4)	Total
David L. King,	2018	$712,743	$846,933	$—	$127,532	$1,687,208
Chief Executive Officer	2017	699,754	984,975	—	80,931	1,765,660
	2016	685,000	656,875	—	88,576	1,430,451
Kenneth M. Dodgen(5)	2018	$320,193	$300,000	$150,000	$45,580	$815,773
Executive Vice President,
Chief Financial Officer
Thomas E. McCormick	2018	$559,834	$679,903	$—	$99,161	$1,338,898
President	2017	539,134	659,378	—	56,376	1,254,888
	2016	383,654	397,656	2,200,000	58,054	3,039,364
John M. Perisich	2018	$447,869	$400,000	$—	$65,243	$913,112
Executive Vice President and	2017	431,307	400,000	—	43,135	874,442
General Counsel	2016	410,384	350,000	—	53,863	814,247
Peter J. Moerbeek(6)	2018	$505,060	$400,000	$—	$53,301	$958,361
Former Executive Vice	2017	509,424	400,000	—	61,342	970,766
President, Chief Financial	2016	495,193	350,000	—	68,286	913,479
Officer

(1)
Salary includes all regular wages paid to the NEO and any amount that was voluntarily deferred by the NEO pursuant to our 401(k) Plan.

(2)
Bonus amounts shown in this column include any bonus amount earned in the current year and deferred to the following year under the Company's LTR Plan. Participants in the LTR Plan must defer 50% of the annual award. Except in case of death, disability, retirement, involuntary separation from service, or approval by a special LTR Plan committee, the deferred compensation amount is paid to the participant only if employed by the Company on the payment date of bonus amounts the following year.

(3)
The amount shown in this column represents the aggregate grant date fair value of the Units granted by our Board of Directors computed in accordance with FASB ASC Topic 718. The fair value on the grant date for Mr. McCormick was $23.83 per share. The fair value on the grant date for Mr. Dodgen's Units was $24.35 per share. The fair value was based on the market closing price of our stock one day prior to the grant date. This amount reflects our accounting expense to be recognized over the vesting period of the Units awarded, and do not correspond to the actual value that will be recognized by the NEO.

(4)
All other compensation for the NEOs includes the following:

	Year	Auto Allowance	Personal Use of Company Airplane(a)	Company Paid Portion of Health Care Benefits	Company Paid Contributions to Employee 401(k) savings account	Relocation Expense(b)	Discount on Security Purchases(c)	Dividend Equivalent Units(d)	Total Other Compensation
David L. King	2018	$12,000	$17,598	$6,749	$11,000	$—	$68,307	$11,878	$127,532
	2017	12,000	14,839	6,749	10,800	—	25,486	11,057	80,931
	2016	8,879	18,347	19	10,400	—	45,567	5,364	88,576
Kenneth M. Dodgen	2018	$10,800	$—	$9,983	$—	$—	$24,197	$600	$45,580
Thomas E. McCormick	2018	$12,000	$1,594	$9,983	$11,000	$—	$54,835	$9,749	$99,161
	2017	12,000	2,607	9,983	10,800	—	17,062	3,924	56,376
	2016	9,000	—	4,822	1,280	15,365	27,587	—	58,054
John M. Perisich	2018	$12,000	$—	$9,983	$11,000	$—	$32,260	$—	$65,243
	2017	12,000	—	9,983	10,800	—	10,352	—	43,135
	2016	9,621	—	9,562	10,400	—	24,280	—	53,863
Peter J. Moerbeek	2018	$11,000	$—	$6,693	$11,000	$—	$—	$24,608	$53,301
	2017	12,000	—	6,693	10,800	—	10,352	21,497	61,342
	2016	11,850	—	6,448	10,400	—	24,280	15,308	68,286

(a)
The Company determined the value of personal use of the Company aircraft by the aggregate incremental cost to the Company, based on the cost of fuel, trip-related maintenance, crew travel expenses, landing fees, trip-related hangar costs and smaller variable costs. For tax purposes, income is imputed to the executive for non-business travel based on a multiple of the Standard Industry Fare Level (SIFL) rates.

(b)
In connection with his hiring as Chief Operating Officer, Mr. McCormick received assistance with relocation expenses, including travel, shipping household goods, and temporary housing. As part of the arrangements negotiated to induce Mr. McCormick to accept an employment offer and reflecting the specific circumstances of his hiring, he also received assistance with the sale of his prior home. During 2018, the Company agreed to purchase his former home at a price equal to the independent appraisal value because he was unable to sell the home within a mutually agreed upon time. The purchase of Mr. McCormick's home did not result in any additional taxable compensation to him in 2018.

(c)
All of the NEOs are participants in the LTR Plan and have the ability to purchase Company Stock at a 25% discount to the market price using up to one sixth of the participant's current year earned bonus amount. Each of the NEOs purchased the maximum number of shares allowed under the terms of the LTR Plan. For 2018 participants, the discounted price was $15.81 per share based on the average closing price of the shares in December 2018. For 2017 participants, the discounted price was $20.87 per share based on the average closing price of the shares in December 2017. For 2016 participants, the discounted price was $17.54 per share based on the average closing price of the shares in January 2017. The amounts shown in this column represent the difference between the discounted purchase price and the market price on the date that the executive was issued the shares.

(d)
Messrs. King, Dodgen, McCormick, and Moerbeek each accrue "Dividend Equivalent Units" (as defined in the 2013 Equity Plan) on their vested Units. The amounts shown in this column represent the value of the Dividend Equivalent Units.
(5)
Mr. Dodgen was promoted to Executive Vice President, Chief Financial Officer on November 7, 2018, and as such, became our principal financial officer.

(6)
Mr. Moerbeek retired from his position as Executive Vice President, Chief Financial Officer effective November 6, 2018.

Grants of Plan-Based Awards, Outstanding Equity Awards at Fiscal Year-End, Options Exercised and Stock Grants Vested

        The following table sets forth information regarding the Units granted to our NEOs during 2016 through 2018 under the 2013 Equity Plan.

  Grants of Plan-Based Awards

	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units(a)	Grant Date Fair Value of Stock Awards(b)
Kenneth M. Dodgen	October 3, 2018	6,161	150,000

(a)
The Unit awards reported in this column and the "Grant Date Fair Value of Stock Awards" column represent long-term equity incentive awards granted by the Board of Directors under the 2013 Equity Plan. Excluded from this table are the Dividend Equivalent Units provided for under the RSU Agreement grant. These equity awards are disclosed in the All Other Compensation column of the Summary Compensation Table and the Outstanding Equity Awards at Fiscal Year-End table and therefore do not constitute additional compensation not otherwise reported in this Proxy Statement.

(b)
The fair value of the Units are based on the closing market price of our Common Stock one day prior to the grant date.

  Outstanding Equity Awards at Fiscal Year-End

	Stock Awards
	Stock Grant Date	Number of Shares or Units of Stock That Have Not Vested(a)	Market Value of Shares or Units of Stock That Have Not Vested(b)
Thomas E. McCormick	April 5, 2016	46,161	$883,060
Kenneth M. Dodgen	May 22, 2017	6,667	127,540
Kenneth M. Dodgen	October 3, 2018	6,161	117,840

(a)
Equity awards listed in this column represent Units awarded to the NEOs under the 2013 Equity Plan that have not vested.

On April 5, 2016, the Board granted 92,321 Units to Mr. McCormick. Such Units vested 25% on April 5, 2017, 25% vested on April 5, 2018 and 50% vest on April 5, 2019. Additional Units will be earned as "Dividend Equivalent Units" on vested Units. As of March 29, 2018 there were a total of 46,160 Units vested, with a total of 697 "Dividend Equivalent Units" (as defined in the 2013 Equity Plan) accrued and vested. The remaining 46,161 Units will vest on April 5, 2019.

  On May 22, 2017, the Board granted 10,000 Units to Mr. Dodgen. Such Units vest in three equal installments on each of the first through third anniversaries of May 22, 2017. On October 3, 2018, the Board granted 6,161 Units to Mr. Dodgen. Such Units vest in three equal installments on each of the first through third anniversaries of October 3, 2018. Additional Units will be earned as "Dividend Equivalent Units" on vested Units. As of March 29, 2019 there were a total of 3,333 Units vested, with a total of 36 "Dividend Equivalent Units" (as defined in the 2013 Equity Plan) accrued and vested.

(b)
Market value is calculated by multiplying the number of Units that have not vested by the closing market price of our Common Stock on December 31, 2018, which was $19.13 per share.

        There were no other grants of plan-based awards to the NEOs during the calendar years 2018, 2017 or 2016. The LTR Plan provides participants an option to buy shares at a discount but does not grant shares of stock. The purchased shares are issued under the 2013 Equity Plan.

  Stock Vested in 2018

        The following table sets forth the number and value of stock awards that vested for the NEOs during 2018.

	Stock Awards
	Number of Shares Acquired on Vesting	Value Realized on Vesting(a)
Thomas E. McCormick	23,080	$605,619
Kenneth M. Dodgen	3,333	86,491

(a)
Amounts shown reflect the market value of the shares as of the vesting date. Vested shares will be settled in stock or cash on the earlier of (i) six months following termination of the executive; (ii) the date the executive leaves due to death or disability; (iii) the date of a change in control of the Company; or (iv) the date the executive's shares become fully vested.

Equity Compensation Plan Information

        The Company has adopted a long-term incentive plan for certain managers and senior executives. The plan provides for both the required deferral of one-half of each participant's annual earned bonus for one year and allows the participant the opportunity to purchase Company Common Stock at a 25% discount to the market price for up to one-sixth of the participants earned bonus amount. Shares are issued under provisions of the 2013 Equity Plan.

        The following table lists the number of shares of Common Stock purchased by the NEOs under the long-term incentive plan for each year:

	2018 No. of Shares	2017 No. of Shares
David L. King	8,929	7,866
Kenneth M. Dodgen	3,163	—
Thomas E. McCormick	7,168	5,266
John M. Perisich	4,217	3,195
Peter J. Moerbeek	—	3,195

Total issued to Named Executive Officers	23,477	19,522

        Each of the NEOs purchased the maximum number of shares allowed under the terms of the LTR Plan in 2018 and 2017, representing 21% and 30% of the purchases for the 2018 and 2017 LTR Plan years, respectively.

Potential Payments Upon Termination

        The Company has an employment agreement with Messrs. King, Dodgen, McCormick and Perisich, and it had an employment agreement with Mr. Moerbeek, who retired from his position as Executive Vice President, Chief Financial Officer effective November 6, 2018. The terms of the employment agreements provide that we must pay certain severance benefits in the event the NEO is terminated by us for any reason other than for "cause", including salary continuation for a twelve month period.

        The following table shows amounts that would be payable to each of the following NEOs under the scenario that the executive is terminated without cause or leaves due to death or disability. The table assumes that the terminating event occurred on December 31, 2018.

	Base Salary(1)	Equity(2)	Bonus(3)	Health Care Benefits(4)	Accrued Vacation(5)	Total
David L. King	$712,400	$—	$1,339,421	$17,628	$41,100	$2,110,549
Kenneth M. Dodgen	375,000	245,400	300,000	20,535	21,635	962,569
Thomas E. McCormick	567,778	883,060	1,009,592	20,535	32,756	2,513,721
John M. Perisich	454,230	—	600,000	20,535	26,206	1,100,971

(1)
Calculated as a lump sum payment equal to one year's base salary.

(2)
Represents accelerated vesting, as of December 31, 2018, of Units granted under the terms of the RSU Agreement. The value is based on the closing price of our Common Stock at December 31, 2018. Other than the Units granted under the RSU Agreements, there have been no stock options or other stock compensation granted to any NEO.

(3)
In the event of termination without cause, or by death or disability, calculated as a lump sum payment equal to the bonus amount that would have been paid for the calendar year. In addition, for participants in the Company's Retention Plan, includes any deferred amounts in accordance with the terms of that plan.

(4)
In the event of the executive's termination without cause or disability, he is entitled to up to one year of healthcare benefits. The amount reflects both the employee and employer portion of health care premium costs.

(5)
Each executive is allowed an accrual of up to three weeks of vacation. For purposes of this table, it was assumed that the full three weeks would be paid upon termination.

Pay Ratio Disclosure

        We are providing the following information to comply with Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K. For 2018, our last completed fiscal year, we determined the ratio of the annual total compensation of our CEO relative to the annual total compensation of our median employee. We are using the same median employee for our 2018 pay ratio as we used for 2017. In this regard, we do not reasonably believe there have been changes in our employee population or compensation that would significantly change our pay ratio. For purposes of reporting annual total compensation and the ratio of annual total compensation of the CEO to the median employee, both the CEO's and median employee's annual total compensation were calculated consistent with the disclosure requirement of executive compensation under the Summary Compensation Table.

        After applying the methodology described above, our median employee compensation using the Summary Compensation Table requirements was $49,565. Our CEO's compensation as disclosed in the Summary Compensation Table was $1,687,208. Based on this information, the ratio of compensation for our CEO to the median employee for 2018 was 34:1. This ratio is specific to our Company and may not be comparable to any ratio disclosed by another company.

Retirement Plans

        We sponsor multiple defined contribution plans for eligible employees not covered by collective bargaining agreements. Our plans include various features such as voluntary employee pre-tax and Roth-based contributions and matching contributions made by us. The plans do not provide any benefits for any executives other than those provided to all employees.

2013 Equity Incentive Plan

        Background.    In May 2013, the stockholders approved and the Company adopted the 2013 Equity Plan.

        The principal purpose of our 2013 Equity Plan is to provide incentives for our officers, employees and consultants, as well as the officers, employees and consultants of any of our subsidiaries. In addition to awards made to officers, employees or consultants, the 2013 Equity Plan permits us to grant options or other equity securities to our Directors.

        The following table gives information about our Common Stock that may be issued upon the exercise of options, warrants, and rights, or upon settlement of RSUs, all as part of the Company's 2013 Equity Plan as of December 31, 2018.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights under equity plan(1)	Weighted-average exercise price per share of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	409,106	$—	1,614,639
Equity compensation plans not approved by security holders	—	—	—
Total	409,106	$—	1,614,639

(1)
Equity awards listed represent Units and Dividend Equivalents awarded through the RSU Agreements under the 2013 Equity Plan.

 STOCKHOLDER PROPOSALS FOR OUR 2020 ANNUAL MEETING

        The rules of the SEC establish the eligibility requirements and the procedures that must be followed for inclusion of a stockholder's proposal in a public company's proxy materials. Under those rules, proposals submitted for inclusion in our 2020 proxy materials must be received on or before the close of business on December 6, 2019. Proposals for inclusion in our 2020 proxy materials must comply with the procedures set forth in Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

        Our Amended and Restated Bylaws ("Bylaws") provide that in order for a proposal to be properly brought before an Annual Meeting of Stockholders, it must be either: (1) specified in the notice of the meeting given by us, (2) otherwise brought before the meeting by or at the direction of our Board, or (3) properly brought before the meeting by a stockholder entitled to vote at the meeting who complies with the following notice procedures: (i) the stockholder must give timely notice thereof in writing of the business to be brought before such meeting to our Secretary, and (ii) such business must be a proper matter for stockholder action under the Delaware General Corporation Law. Our Bylaws provide that to be timely, a stockholder's notice must be delivered to our Secretary at our principal executive offices not less than 45 days prior to the first anniversary of the date on which we first mailed our proxy materials for the preceding year's Annual Meeting. If the date of the subsequent year's Annual Meeting of Stockholders is changed by more than 30 days from the date of the prior year's meeting, notice by the stockholder for the subsequent year's Annual Meeting must be delivered to our Secretary within a "reasonable time" prior to our mailing of the proxy materials for the subsequent year's Annual Meeting of Stockholders. To be properly brought before the 2020 Annual Meeting, notice must be received no later than February 19, 2020.

        Any stockholder who intends to present a proposal at the 2020 Annual Meeting of Stockholders must send notice, with all required information, via standard mail, overnight delivery or other courier service, to Primoris Services Corporation, 2300 N. Field Street, Suite 1900, Dallas, Texas 75201, Attention: Secretary.

        The Nominating and Corporate Governance Committee will consider all stockholder recommendations for candidates for the Board, which should be sent to the Nominating and Corporate Governance Committee, c/o Secretary, Primoris Services Corporation, 2300 N. Field Street, Suite 1900, Dallas, Texas 75201.

        The Nominating and Corporate Governance Committee will evaluate recommendations for Director nominees submitted by Directors, management or qualifying stockholders in the same manner, by using the criteria stated above and discussed on page 16 in the section entitled "Selection of Board Nominees". All Directors and Director nominees will be required to submit a completed directors' and officers' questionnaire as part of the nominating process. At the discretion of the Nominating and Corporate Governance Committee, the process may also include interviews and additional background and reference checks for non-incumbent nominees.

OTHER MATTERS

        We are not aware of any matters other than those discussed in the foregoing materials contemplated for action at the 2019 Annual Meeting. The person(s) named in your proxy will vote in accordance with the recommendation of the Board on any other matters incidental to the conduct of, or otherwise properly brought before, the Annual Meeting. Discretionary authority for them to do so is contained in the proxy.

        SEC rules permit companies, brokers, banks or other intermediaries to deliver a single copy of this Proxy Statement and Annual Report to households at which two or more stockholders reside. This practice, known as "householding," is designed to reduce duplicate mailings and save significant printing and postage costs as well as natural resources. Stockholders sharing an address who have been previously notified by their broker, bank or other intermediary and have consented to householding will receive only one copy of our Proxy Statement and Annual Report. If you would like to opt out of this practice for future mailings and receive separate Proxy Statements and Annual Reports for each stockholder sharing the same address, please contact your broker, bank or other intermediary.

        Stockholders sharing an address that are receiving multiple copies of the Proxy Statement or Annual Report can request delivery of a single copy of the Proxy Statement or Annual Report by contacting their broker, bank or other intermediary or sending a written request to the Company at Primoris Services Corporation, 2300 N. Field Street, Suite 1900, Dallas, Texas 75201, Attention: Investor Relations, or by contacting us at (214) 740-5600. You may also obtain a separate Proxy Statement or Annual Report without charge by sending a written request to the above address. We will promptly send additional copies of the Proxy Statement or Annual Report upon receipt of such request.

        Our Annual Report on Form 10-K for the fiscal year ended December 31, 2018 is being mailed to all stockholders of record with this Proxy Statement. The Annual Report on Form 10-K does not constitute, and should not be considered, a part of this proxy solicitation material.

        A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, filed with the SEC is available without charge upon written request to:

Primoris Services Corporation
2300 N. Field Street, Suite 1900
Dallas, Texas 75201
Attention: Investor Relations

        Any stockholder or stockholder's representative, who, because of a disability, may need special assistance or accommodation to allow him or her to participate at the Annual Meeting, may request reasonable assistance or accommodation from us by contacting Primoris Services Corporation, 2300 N. Field Street, Suite 1900, Dallas, Texas 75201, or at (214) 740-5600. To provide us with sufficient time to arrange for reasonable assistance or accommodation, please submit all requests by April 26, 2019.

        Whether you intend to be present at the Annual Meeting or not, we urge you to return your signed proxy promptly.

By Order of the Board of Directors,

John M. Perisich
 Executive Vice President, General Counsel and Secretary

PRIMORIS SERVICES CORPORATION PROXY FOR ANNUAL MEETING OF STOCKHOLDERS, MAY 3, 2019 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned hereby appoints Brian Pratt as Proxy holder, with the power to appoint his substitute, and her eby authorizes him to represent and vote, as designated on the reverse side, all eligible shares of Common Stock of Primoris Services Corpor ation, held of record by the undersigned as of March 29, 2019, which the undersigned may be entitled to vote at the 2019 Annual Meeting of Stockholders to be held at 9:00 a.m., Central Time, on Friday, May 3, 2019, at the Ritz-Carlton Hotel, located at 2121 McKinney Avenue, Dallas, Texas 75201, and any continuation(s), postponement(s) or adjournment thereof. IMPORTANT—PLEASE SIGN AND DATE ON THE REVERSE SIDE AND RETURN PROMPTLY (Continued and to be marked, dated and signed, on the other side) Address Change/Comments (mark the corresponding box on the reverse side) FOLD AND DETACH HERE The Board of Directors recommends a vote “FOR” all proposals. Proposal 1— Election of Class B Directors—The Board recommends a vote “FOR” each listed nominee as a Director for a one-year term expiring in 2020: Nominees: 01—Stephen C. Cook FOR WITHHOLD 02—Carla S. Mashinski FOR WITHHOLD FOR AGAINST ABSTAIN Proposal 2— Ratification of Selection of Moss Adams LLP as the Company’s Independent Registered Public Accounting Firm for the year ending December 31, 2019 — The Board recommends a vote “FOR” ratification of Moss Adams LLP as the Company’s Independent Registered Public Accountant. This Proxy, when properly executed, will be voted according to your instructions. If no instructions are given but the proxy is signed, this Proxy will be voted for ALL the nominees listed in Proposal 1 and FOR on Proposal 2. In his discretion, the Proxy holder is authorized to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereo f. Please Mark Here for Address Change or Comments – SEE REVERSE SIDE Signature: Date: Please date this Proxy and sign it exactly as your name or names appear above. When shares are held by joint tenants, both sh ould sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. If shares are held by a corporation, please sign in full corporate name by the president or other authorized officer. If shares are held by a partnership, please sign in full partnership name by an authorized person.

FOLD AND DETACH HERE AND READ THE REVERSE SIDE PROXY PRIMORIS SERVICES CORPORATION PROXY FOR ANNUAL MEETING OF STOCKHOLDERS, MAY 3, 2019 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned hereby appoints Brian Pratt as Proxy holder, with the power to appoint his substitute, and hereby authorizes him to represent and vote, as designated on the reverse side, all eligible shares of Common Stock of Primoris Services Corpor ation, held of record by the undersigned as of March 29, 2019, which the undersigned may be entitled to vote at the 2019 Annual Meeting of Stockholders to be held at 9:00 a.m., Central Time, on May 3, 2019, at the Ritz-Carlton Hotel, located at 2121 McKinney Avenue, Dallas, Texas 75201, and any continuation(s), postponement(s) or adjournment thereof. IMPORTANT—PLEASE SIGN AND DATE ON THE REVERSE SIDE AND RETURN PROMPTLY (Continued and to be marked, dated and signed, on the other side) Address Change/Comments (mark the corresponding box on the reverse side)